Exhibit 10.9

                        SAVVIS MASTER CUSTOMER AGREEMENT

       This SAVVIS Master Customer Agreement ("Agreement") is made as of this 19th day of 2002 ("Effective Date") between SAVVIS Communications Corporation, a Missouri corporation, with a principal place of business at 1 SAVVIS Parkway, Town & Country, MO 63017 ("SAVVIS") and Atomica, a Delaware corporation with a principal place of business at 1409 Chapin Avenue, Burlingame, CA 94010 ("Customer").

                                    RECITALS:

       A. Customer and Intel Online Services, Inc. ("IOS') are parties to that certain agreement attached hereto as Schedule A (the "IOS/Customer Agreement").

       B. Customer and IOS desire SAVVIS to provide to Customer the services previously provided by IOS to Customer under the IOS/Customer Agreement subject to and on the terms and conditions of this Agreement

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

              1. The Recitals are hereby incorporated into this Agreement by reference.

              2. Effective as of the Effective Date, except as otherwise provided under this Agreement, the terms of this Agreement will be identical to the terms and conditions provided under the IOS/Customer Agreement as if SAVVIS were acting as IOS and Customer were acting as the customer thereunder; provided, however, SAVVIS is not an assignee or a successor of IOS relative to the IOS/Customer Agreement and is not assuming any obligations or liabilities whatsoever of IOS under the IOS/Customer Agreement.

              3. The terms and conditions of the attached IOS/Customer Agreement, as between SAVVIS and Customer, are modified as follows:

                     (i)    all   pricing   for   services   set  forth  in  the
IOS/Customer Agreement is replaced in its entirety with the pricing set forth on Schedule B hereto;

                     (ii)   the non-disclosure and confidentiality provisions of
the   IOS/Customer   Agreement   is  replaced   with  the   non-disclosure   and
confidentiality provisions set forth in Schedule C hereto; and

                     (iii) additional terms and conditions particular to this Agreement and not set forth in or conflicting with the IOS/Customer Agreement shall beset forth on Schedule D hereto and incorporated into this Agreement by reference.

                     (iv) the new term is set forth in Schedule D to this Agreement

       In addition, any terms and conditions in the IOS/Customer Agreement that are inconsistent with the terms or condition provided in this Agreement are null and void.

              4.     This   Agreement  is  contingent   upon  IOS  and  Customer
executing and delivering to each other a Termination and Release Agreement.

              5. This Agreement, together with all Schedules attached and as in the future may be mutually agreed by SAVVIS and Customer is the entire agreement of the parties hereto and is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                 SAVVIS COMMUNICATIONS CORPORATION


                                 By:               /s/ James Mori
                                    --------------------------------------------

                                 Print Name:
                                            ------------------------------------
                                                   James Mori

                                 Title:
                                       -----------------------------------------
                                          EVP, General Manager of the Americas


                                 Atomica Corporation

                                 By                /s/ Mark Matossian
                                   ---------------------------------------------

                                 Print Name:       Mark Matossian
                                            ------------------------------------

                                 Title:            VP, Finance
                                       -----------------------------------------

                                   Schedule A
                                IOS/Customer MCA
                                   (Attached)

                              INTEL ONLINE SERVICES
                            MASTER CUSTOMER AGREEMENT

       This Master Customer Agreement ("Agreement") is made this 8 day of November 2001 (the "Effective Date") between Intel Online Services, Inc., a Delaware corporation with a principal address at 2051 Mission College Blvd., Santa Clara, CA 95054 ("Intel") and Atomica, Inc with a principal address at 1409 Chapin Avenue, Burlingame, CA 94010 ("Customer"). This Agreement includes certain Service Level Agreements ("SLA' s") and other Exhibits attached hereto or to be mutually agreed in writing and attached in the future, all of which are incorporated herein by this reference.

SERVICES.

       SERVICES AND SERVICE FEATURES. Intel will provide to Customer the Internet data center services ("Services") identified in the attached Exhibit A, substantially as set forth therein. Services shall be provided in a professional manner consistent with industry standards.

       SERVICE LEVEL AGREEMENTS. Exhibit B includes the SLA's applicable to each of the Services identified in Exhibit A. Intel will provide the Services in conformity with the service level commitments contained in each SLA. If the parties agree to amend Exhibit A by adding or deleting Services, Exhibit B will also be amended to add or delete the applicable SLA's as appropriate.

       SPECIFIC ADDITIONAL TERMS. If Customer is purchasing additional specific Services other than as set forth elsewhere in this Agreement, then additional terms applicable to such Services are attached as Exhibits to this Agreement.

CUSTOMER INTEGRATION AND SERVICE ORDERS.

       Upon the Effective Date of this Agreement, Intel and Customer will commence good faith discussions and cooperate expeditiously to produce an integration plan that provides the details for initiation of the Services. Billing of monthly fees will commence as of two weeks after the date that Intel makes Customer's configuration available to Customer for staging or testing purposes or when customer site goes live to the public, whichever is earlier.

       The initial configuration for billing purposes is set forth on the fee schedule attached as Exhibit C. If Customer requests any changes to the initial configuration or any additional Services, any charges for such changes or Services will be reflected on monthly billings, and Customer agrees to pay such charges as of the Billing Commencement Date for the applicable change or Service. All changes or requests for additional Services shall be confirmed in advance with Customer, either electronically or in writing, prior to Initiating the change or Service; provided that Intel may waive the requirement at the request of the Customer if more immediate action is required. In the event of such waiver, Customer agrees to confirm the request electronically or in writing as soon as reasonably possible and to pay the applicable charges, provided the charges are consistent with the Customer's request.

       In the event of changes described in the previous-paragraph, either Customer or Intel may request that the Parties enter into a written agreement documenting the changes as an amendment to this Agreement
       (referred to herein as a "Service Order'). In the event of such a request, the Parties agree to cooperate in good faith to complete the desired Service Order. Unless either Party requests otherwise, Service Orders may be exchanged and approved electronically or in written form.

       PRICES. Prices to be fixed as of Exhibit C of this agreement for the duration of 12 months after signature of this agreement. Prices for the services are set forth in the fee schedule attached as Exhibit C. Unless stated otherwise in the fee schedule, prices may be changed at any time by Intel with at least thirty (30) prior days notice to Customer after the Initial 12 month Term. If the parties agree to amend Exhibit A by adding or deleting Services, Exhibit C wilt also be amended as appropriate.

TAXES.

       Customer is responsible for tariffs, telecommunications surcharges or other governmental charges due in connection with Intel's provision of Services to Customer. To the extent this Agreement includes the provision of Services which are determined to be subject to transaction taxes or which become taxable at some future point in time, and if Intel is required by law to pay or collect any local, value-added, goods and services, or any other similar taxes or duties based on the Services provided, then Intel shall separately state such taxes in addition to the prices for Services, and Customer agrees to pay such amounts. In no event shall Customer be responsible for any taxes related to Intel's income. Intel will not collect sales taxes from Customer within jurisdictions In which Intel is not required to be licensed to collect such taxes or when Intel receives a properly executed exemption certificate from Customer, nor will Intel assume liability for any uncollected taxes, in such circumstances.

PAYMENT AND CREDIT APPROVAL.

       PAYMENT. Intel will invoice Customer monthly. Invoices may be delivered electronically or by any means acceptable under the notice provision of this Agreement. Customer agrees to pay Intel within thirty (30) days from date of invoice. For overdue invoices, Customer will pay Intel interest on the overdue amount at a rate of one and one-half percent (1.5%) for each month or pro-rated part of a month (or the maximum rate allowed by law, whichever is less) that the payment is overdue. In the event any invoice is disputed, Customer shall be responsible to make payments for any undisputed portion of such invoice. All fees payable to Intel shall be paid by check tendered or wire transfer at the following addresses or to such other payment addresses as Intel shall designate in an invoice or other notice:

Remit Checks To:                         Remit Wires To:

Intel Online Services, Inc.              Intel Online Services do Citibank NY
21688 Network Place                      399 Park Avenue
Chicago, IL 60673-1216                   New York, NY 10043
                                         General Account #40802913
                                         ABA# 021000089

       CREDIT APPROVAL. Start of integration or expansion of Services following initial integration shall be subject to prior credit approval. Customer agrees to submit reasonable financial information upon request from Intel, including current financial statements and other information sufficient to allow Intel to assess Customer's ability to meet financial obligations under this Agreement. In the event that Customer refuses to provide reasonably requested financial information, or if Intel determines that Customer's financial condition does not warrant credit approval, Intel reserves the right to delay or terminate completion of integration or expansion of Services following initial integration. In the alternative, Intel may proceed with integration or expansion of-Services upon such altered payment or other terms as the parties agree. During the Term of this Agreement, if there is an adverse material change in the financial condition of Customer, Intel may, upon written notice to Customer, modify the payment terms to require payment before the pro-vision of Services or other assurances to secure Customer's payment obligations hereunder.

TERM.

       This Agreement shall commence as of the Effective Date and shall terminate one (1) year from the Billing Commencement Date ("Term"). Thereafter, the Agreement shall automatically renew for successive one (1) year periods unless either party gives the other written notice of intent to terminate and not renew at least sixty (60) days' prior to the end of the initial term or any renewal term. Any Service Order issued under this Agreement shall be for a minimum one (1) year period beginning with the Billing Commencement Date of the Services requested,. unless otherwise agreed by the Parties. Any Service Order extending past the then-current Term of this Agreement shall be completed as if this Agreement remained fully in effect, and this Agreement shall be deemed extended through the termination date of the Service Order.

TERMINATION.

       GENERAL TERMINATION RIGHTS. Either party may terminate this Agreement for material breach by the other party upon written notice of not less than thirty
(30) days and failure to cure the breach within the notice period, except that such notice period shall be shortened to fifteen (15) days for Customer's failure to pay invoices when due or Intel's failure to provide a Service Incident Credit determination within the contractual timeframe.

       CUSTOMER'S  DISCRETIONARY   TERMINATION.   Customer  may  terminate  this
Agreement upon written notice of not less than thirty (30) days in the event of any of the following:

                     (a) Intel makes changes to its Acceptable Use Policy which materially and adversely impair Customer's use of the Services and which are objectionable to Customer;

                     (b) Intel modifies or updates the Services in a manner which materially and adversely impairs the function or performance of the Services provided to Customer;

                     (c) Customer has the right to terminate under the provisions of the SLA applicable to the Services provided by Intel to Customer.

                     (d) Customer may increase the number of AppChoice servers for 12 months at the then-current prices; Customer may reduce the number of AppChoice servers by a total of 1 (one) server at no cost within 12 months after signature of this agreement.

       Such notice of termination must be delivered to Intel, if at all, within thirty (30) days of the event giving rise to the termination right. Other than as expressly set forth in this Section, Customer shall not have the discretionary right to terminate this Agreement or any Service Order prior to the expiration -of the applicable Term.

       INTEL'S ADDITIONAL RIGHTS TO TERMINATE OR RESTRICT SERVICES. Intel reserves the right (but shall have no obligation) to take additional action, up to and including termination, in the following limited circumstances:

              1. With or without notice, Intel may modify or terminate any or all Services or restrict Customer's use in whole or in part if, in Intel's sole judgment, use of the Services by Customer or Its end users (i) presents a material security risk or will interfere materially with the proper continued operation of a data center or related services, or (ii) is subject to an order from a court or governmental entity stating that such use generally or for certain activities must stop. Where permitted under the relevant court or governmental order, Intel will notify Customer of such order promptly so that Customer will have an opportunity to respond to the order. Intel also will notify Customer promptly of any security risks identified under Section (i) above and any action taken by Intel with respect to such security risks.

              2. Upon notice of not less than seven (7) days and failure to cure within the notice period, Intel may modify or terminate any or all Services or restrict Customer's use in whole or in part if, in Intel's -reasonable judgment, use of the Services by Customer or its end users (i) violates applicable laws or governmental regulations, including, without limitation, consumer protection, securities regulation, child pornography, obscenity, data privacy, data transfer and telecommunications laws; (ii) violates or infringes any intellectual property right of Intel or a third party; (iii) violates export control regulations of the United States or other applicable countries; or (iv) otherwise violates Intel's Acceptable Use Policy.

       Notwithstanding anything to the contrary in this Agreement, Intel reserves the right to take whatever steps are necessary to comply with the shorter notice periods or other requirements of the Digital Millennium Copyright Act (~DMCA") or any applicable law or regulation of the jurisdiction where Services are performed.

       EFFECT OF TERMINATION. Upon termination; all rights granted to Customer under this Agreement terminate immediately. Customer shall deliver-to Intel written instructions for disposition of all data files in Intel's possession within thirty (30) days of the notice of termination. Return or back up of data flies shall be at Customer's expense. If written instructions are not received within thirty (30) days of the notice of termination, Intel will be- authorized to destroy all files upon cessation of Services and completion of the Transition Period set forth in Section 7.5, if applicable. Any such return, back up or destruction is subject to any applicable law or governmental regulation. Customer remains liable to pay Intel for the Services received through the date of termination of this Agreement and for any periods during which Customer is still receiving all or some portion of the Services. The following sections wilt survive any expiration or termination of this Agreement: Section 7.5 (Transition Period), Section 8.1 (Customer's Responsibility for Use of the Services), Section 8.3 (Customer's Indemnity of Intel), Section 9.(lntel's Indemnity of Customer), Section 11 (Ownership of Intellectual Property), Section 12 (Confidentiality; Data Use; Privacy), Section 13 (Warranties and Warranty Disclaimers), Section 14 (Limitation of Liability; Remedies), Section 15 (Dispute Resolution; Governing Law), and
       Section 16 (Miscellaneous). Upon termination of this Agreement or any applicable portion of the Services, Customer shall relinquish use of any Internet protocol addresses or address blocks assigned to it by Intel in connection with the applicable Services.

       TRANSITION PERIOD. Customer shall be entitled to a sixty-day period of continued service following any notice of termination in order to complete a transfer of-service to Customer or to a new service provider selected by Customer ("Transition Period"); provided that Customer pays all past due fees and 50% of all fees for the Transition Period in advance and cures all grounds for termination under Section 7.3.

CUSTOMER RESPONSIBILITIES.

       CUSTOMER'S RESPONSIBILITY FOR USE OF THE SERVICES. As between Customer and Intel, Customer agrees it is solely responsible for and assumes all liability relating to the following:

              3. All aspects of Customer's business, including Customer's obligations to end users or other third parties and all business or financial results obtained by Customer from using the Services;

                     (a) All technology, equipment, content and data provided by or through Customer for use with the Services, including performance of software applications provided by Customer;

                     (b)    Decisions    about    Customer's     computer    and
                            communications   systems   needed  to   access   the
                            Services;

                     (c) Decisions made by Customer with respect to maintenance, remote assistance, or other actions taken by Intel at the direction of Customer or according to event scripts or specifications provided by Customer;

                     (d) Compliance with all applicable laws and governmental regulations regarding Customer's business or use of the Services;

                     (e) Use of the Services by Customer's customers or end users;

                     (f) Compliance with Intel's Acceptable Use Policy by Customer and its customers and end users.

       END USER AGREEMENTS. To protect both Customer and Intel, Customer shall include in agreements with its customers and end users (i) requirements for customers and end users- to comply with usage policies sufficient to ensure compliance with Intel's Acceptable Use Policy (ii) limitation of liability provisions no less protective than those contained in Section
       14.1 below; (iii) dispute resolution and attorneys' fees provisions substantially similar to those contained in Sections 15.1, 15.2, and 15.5 below. Such provisions shall protect-Customer and its service provider (i.e., Intel) to the same extent.

       CUSTOMER'S INDEMNITY OF INTEL. Customer will defend or settle any suit or proceeding brought against Intel by any end user or -third party arising from
(i) matters for which Customer has responsibility under this Section 8; (ii) violation by Customer of any obligations under this Section 8 or section 11.5;
(iii) claims that any content of Customer or its customers or end users, including but not limited to data, text, multimedia images (e.g. graphics, audio and video files), software, applications, or other materials (collectively "Content"), or the manner in which Customer or its customers or end users make use of the Services, constitutes an infringement of any patent, copyright, trademark, trade secret, publicity, privacy, or other right of any third party, or (iv) any civil or criminal violations of law or governmental regulations occurring as a result of actions or omissions of Customer or its customers or end users. Customer will pay all damages and costs finally -awarded against Intel (including any indirect or consequential damages awarded as a result of such proceeding); provided that Intel (x) promptly notifies Customer in writing of any such suit or proceeding, (y) provides Customer with sole control over the defense or settlement of any such action; and (z) provides reasonable information and assistance in the defense or settlement of any such action. Intel may participate in any such suit or proceeding through counsel of its choice at Intel's own expense; provided, that the costs associated with Intel's counsel shall not be deemed damages or costs for purposes of Customer's indemnity hereunder. Notwithstanding the foregoing remedies, upon notice of not less that seven (7) days, Intel reserves the right (but shall have no obligation) to delete any Content installed on an Intel server and to modify or terminate any or all Services or restrict Customer's use in whole or in part-in the event of any suit or proceeding, or threatened suit or proceeding, which may be subject to an indemnity obligation under this Section.

       INTEL'S INDEMNITY OF-CUSTOMER.

       Intel will defend or settle any suit or proceeding brought against Customer based upon a claim that the Services alone and not in combination with any other product or service constitutes an infringement of any patent, copyright or trade secret of any third party, and will pay all damages and costs (including any indirect or consequential damages awarded as a result of such proceeding) finally awarded against Customer up to the liability limits of this Agreement; provided that the Customer
       (i) promptly  notifies  Intel in writing of any such suit or  proceeding,
       (ii) provides .Intel with sole control over the defense or settlement of any such claim or action; and (iii) provides reasonable information and assistance in the defense or settlement of any such claim or action. Customer may participate in any such suit or proceeding through counsel of its choice at Customer's own expense; provided, that the costs associated with Customer's counsel shall not be deemed damages or costs for purposes of Intel's indemnity hereunder. Upon notice of not less than seven (7) days, Intel reserves the right (but shall have no obligation) to modify or terminate any or all Services or restrict Customer's use in whole or in part in the event of any suit or proceeding, or threatened suit or proceeding, which may be subject to an indemnity obligation under this Section.

       ANNOUNCEMENTS AND PROMOTION.

       Neither party will issue any press releases or use the logo of the other party in an advertisement or other public announcement relating to this Agreement or-the relationship between the parties without the prior written approval of the other. Customer agrees that Intel may include Customer's name in listings of Intel's customers. Intel agrees that Customer may include Intel's name in listings of Customer's Service Providers.

       OWNERSHIP OF INTELLECTUAL PROPERTY AND EQUIPMENT.

       Unless otherwise expressly set forth in this Agreement, the parties do not, directly or by implication, by estoppel or otherwise, grant to each other any rights or licenses, and neither party shall have any ownership rights in any intellectual or tangible property of the other.

       Intel shall not obtain any right, title, and/or interest in the Content, algorithms, executable code or methods of customer application operations provided by Customer or its customers or end users and installed on, stored or processed through Intel's hardware and software, and, as between Intel and Customer, Customer shall retain title to and all rights and/or interest in such Content.

       Unless otherwise expressly set forth in this Agreement, all equipment provided by Intel in connection with this Agreement shall remain the property of Intel.

       Intel shall retain title to and all rights in all intellectual property provided by Intel, including, but not limited to, any know-how related to Intel-provided Services or products such as hardware, software or any other server technology. Notwithstanding anything in this Agreement to the contrary, the rights granted herein do not include any right, license, release or immunity, directly or indirectly, express, implied or by estoppel, in or to Intel's component-level, flash memory chips, video chips, or microprocessor or related chipset technology, or any of Intel's process technology under any patent, copyrights, trade secret, mask work or other intellectual property right, Including but not limited to Intel architecture processors.

       Customer understands that delivery of the Services may involve use of software owned by Intel or third parties under license agreements with Intel. Customer agrees to abide by the following terms governing use of such software:

              4. Customer shall not cause or permit reverse engineering, disassembly or decompilation of any software provided by Intel, or use such software outside the scope of this Agreement;

                     (a) Title to software provided by Intel shall not pass to the Customer;

                     (b) Customer may use the Software only in object code form;

                     (c) Upon termination of this Agreement, or any applicable SLA, Customer shall cease using the software, and any copies of software provided to such Customer, if any, are to be either completely removed from the Customer's computing devices or otherwise rendered unusable;

                     (d) Customer understands that in the event that Customer violates the intellectual property rights of any third party supplier of software, such software supplier shall have the right to enforce its intellectual property rights with respect to the software directly against the Customer;

                     (e) Customer and its customers and end users may access the Software only in connection with use of the Services and Customer's business operations, and Software may not be re-licensed, rented, leased, or used for time sharing or service bureau users by Customer.

       Software may contain certain technology, including but not limited to support for programs written in Java, which technology is not fault tolerant and is not designed, manufactured, or intended for use or resale as online control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons- systems, in which the failure of such technology could-lead directly to death, personal injury, or severe physical or environmental damage.

       CONFIDENTIALITY; RESTRICTIONS ON DATA USE; PRIVACY.

       GENERAL NON-DISCLOSURE. Subject to the terms of this Agreement, each party shall maintain the confidentiality of the information it receives from the other pursuant to the terms of the Corporate Nondisclosure Agreement ("CNDA") between Customer and Intel or its parent-company, No. 9271285, which is incorporated herein by this reference. Except as otherwise expressly provided under this Agreement, neither party may disclose to the public or to any third party the terms and conditions of this Agreement other than with the express prior written consent of the other party.

       RESTRICTIONS ON DATA USE. Unless requested to do so by Customer, Intel will not collect or retain for its own purposes any personally identifiable information regarding Customer's customers or end users who access the Services through Customer, including without limitation and for avoidance of doubt, any financial information (such as credit card numbers) or protected medical or health care records (such as patient data) of Customer's customers or end users. Without limiting the foregoing, Intel may monitor use of the Services and gather statistical and demographic information about use of the Services. Such information may be used for internal statistical and marketing reports and may be shared by Intel with third parties in aggregate or statistical form only without disclosure of Customer's confidential information or any personally identifiable information about Customer, Customer's customers or end users. No confidential or personally identifiable information about Customer, Customer's customers, or end users shall be sold, assigned, leased, or otherwise disposed of to third parties by Intel.

       PRIVACY. Both parties agree to comply with all applicable privacy or data protection statutes, rules, or regulations governing the respective activities of the parties. Prior to initiation of Services under this Agreement and on an ongoing basis thereafter, Customer agrees-to provide notice to Intel of any privacy -or data protection statutes, rules, or regulations which are or become applicable to Customer's business and which could be imposed on Intel as- a result of provision of Services under this Agreement.

       Customer will ensure that the transfer and storage of any data about individuals collected by Customer ("personally identifiable data") and managed by an Intel data center is legitimate under data protection regulations and will obtain consent from individuals for such transfer and. storage under applicable regulations. Intel will not transfer personally identifiable data to third parties. At the request of Customer, personally identifiable data may be transferred to other countries in order to achieve load balancing of content hosted by Intel under this Agreement. Intel's activities under its geographical load balancing Service do not involve the use, alteration or modification of personally identifiable data.

       WARRANTIES AND WARRANTY DISCLAIMERS.

       SERVICE LEVEL  WARRANTY;  LIMITATIONS;  SOLE REMEDIES.  INTEL WARRANTS TO
       CUSTOMER THAT IT WILL PROVIDE THE SERVICES IN A MANNER WHICH IS CONSISTENT WITH THE SLA'S ATTACHED AS EXHIBIT B. CUSTOMER'S SOLE REMEDY IN THE EVENT OF ANY SERVICE OUTAGE, INTERRUPTION OF SERVICES DUE TO OUTAGES, OR OTHER BREACH OF WARRANTY OR FAILURE BY INTEL TO MEET THE TERMS OF AN APPLICABLE SLA, SHALL BE THE CREDITS OR TERMINATION RIGHTS PROVIDED IN THE APPLICABLE SLA OR THIS AGREEMENT. INTEL AND ITS SERVICE PROVIDERS AND SUPPLIERS DISCLAIM ANY AND ALL OTHER LIABILITIES OR REMEDIES FOR SUCH OUTAGES, INTERRUPTIONS, OR BREACHES OF WARRANTY.
       CUSTOMER ACKNOWLEDGES AND AGREES THAT THE LIABILITY OF INTEL AND ITS SERVICE PROVIDERS AND SUPPLIERS ARISING FROM ANY SUCH OUTAGE, INTERRUPTION, OR BREACH OF WARRANTY SHALL BE EXPRESSLY LIMITED AS SET FORTH IN THE ATTACHED SLA'S.

       GENERAL DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 13.1 AND AN APPLICABLE SLA, THE SERVICES ARE PROVIDED "AS IS AND INTEL MAKES NO WARRANTIES OR REPRESENTATIONS CONCERNING THE SERVICES OR ANY RESULTS TO BE ACHIEVED THROUGH USE OF THE SERVICES; INTEL DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ALL IMPLIED WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE.

       NO SECURITY WARRANTY. INTEL DOES NOT GUARANTEE THAT ITS PROCEDURES AND SERVICES WILL PREVENT LOSS, ALTERATIONS OR UNAUTHORIZED ACCESS TO CUSTOMER DATA HOSTED BY INTEL.

       DISCLAIMER OF ACTIONS CAUSED BY OR UNDER THE CONTROL OF THIRD PARTIES. INTEL DOES NOT AND CANNOT CONTROL THE PERFORMANCE OF ANY DATA, PRODUCTS, OR SERVICES CONTROLLED BY THIRD PARTIES. AT TIMES, ACTION OR INACTION BY THIRD PARTIES CAN IMPAIR OR DISRUPT INTEL'S SERVICES. INTEL MAKES NO REPRESENTATIONS AND EXPRESSLY DISCLAIMS ALL WARRANTIES REGARDING THE DATA, PRODUCTS, OR SERVICES CONTROLLED BY ANY THIRD PARTY, INCLUDING THE PROVIDERS OF TELECOMMUNICATIONS PRODUCTS OR SERVICES. SUCH DATA,
       PRODUCTS, AND SERVICES'ARE NOT PROMISED TO BE FREE OF ERROR OR INTERRUPTION, AND INTEL EXPRESSLY DISCLAIMS ALL LIABILITIES ARISING FROM ANY SUCH ERROR, INTERRUPTION, OR OTHER FAILURE. CUSTOMER ACKNOWLEDGES THAT AN INTERRUPTION IN SERVICES DUE TO CIRCUMSTANCES BEYOND THE REASONABLE CONTROL OF INTEL, SUCH AS A FAILURE OF TELECOMMUNICATIONS SYSTEMS NOT CONTROLLED BY INTEL, SHALL-NOT BE CONSIDERED A SERVICE OUTAGE FOR PURPOSES OF ANY WARRANTY PROVIDED IN AN APPLICABLE SLA.

       LIMITATION OF LIABILITY; REMEDIES.

       DAMAGES LIMITATION. LIABILITY ARISING UNDER THIS AGREEMENT, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), SHALL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES. NEITHER PARTY OR THEIR SUPPLIERS, INCLUDING SUPPLIERS OF TELECOMMUNICATIONS SERVICES, SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF DATA, INTERRUPTION OF BUSINESS, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY OR OTHERWISE. INTEL LICENSES CERTAIN SOFTWARE FROM THIRD PARTIES FOR USE WITH THE SERVICES. THE LIABILITY OF SUCH THIRD PARTY SUPPLIERS FOR DAMAGES, WHETHER DIRECT, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL ARISING FROM USE OF THE SOFTWARE, SHALL BE DISCLAIMED AND LIMITED TO THE MAXIMUM EXTENT PERMITTED BY LAW.

       Notwithstanding anything to the contrary, the-aggregate liability of Intel and its suppliers under this Agreement shall not exceed the lesser of (a) the total amounts paid by Customer to Intel hereunder during the one-year period immediately preceding the event which gave rise to the claims or (b) one million dollars ($1,000,000.00).

       SOLE REMEDIES; MATERIALITY. CUSTOMER AND INTEL AND ITS SUPPLIERS DISCLAIM ANY AND ALL LIABILITIES OR DAMAGES OTHER THOSE EXPRESSLY PROVIDED IN THIS AGREEMENT OR AN ATTACHED SLA. CUSTOMER AND INTEL ACKNOWLEDGES AND AGREES THAT THE LIABILITY OF CUSTOMER, INTEL AND ITS SUPPLIERS ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH THE SERVICES SHALL BE EXPRESSLY LIMITED TO THE LIABILITY AND DAMAGES PROVIDED HEREIN. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS REFERENCED IN THIS SECTION ARE MATERIAL TERMS TO THIS AGREEMENT.

       FORCE MAJEURE. In the event that either party is unable to perform any of its obligations under this Agreement because of any event beyond the reasonable control of that party, including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication lines (a "Force Majeure Event"), the party who has been so affected shall promptly give notice to the other party and shall use commercially reasonable efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event. If any Force Majeure Event substantially prevents or hinders performance of the Services for more than fifteen (15) consecutive days, then Customer may terminate this Agreement without penalty to Customer or Intel upon written. Such notice must be delivered to Intel, if at all, no later than sixty (60) days following termination of the Force Majeure Event. (IOS
       OK)

       DISPUTE RESOLUTION; GOVERNING LAW.

       With the exception of disputes involving breach of confidentiality, infringement of a party's intellectual property, or other types of irreparable harm for which injunctive relief through the courts is sought by either party, all disputes arising under the terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The senior management of both parties shall meet to attempt to resolve such disputes. If senior management cannot resolve the dispute, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute.

       If the disagreements cannot be resolved by senior management within thirty (30) days from the date any party made a written demand for resolution, a binding arbitration shall be held. Subject to the provisions of this Section, the rules of the arbitration shall be agreed upon-by the parties prior to the arbitration and based upon the nature of the disagreement. To the extent that the Parties cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the Effective Date of this Agreement, or, when either of the parties is not a U.S. entity, then the Commercial Arbitration Rules of the International Chamber of Commerce ("ICC") in effect on the Effective Date of this Agreement, and except as the applicable rules are modified by this Agreement, shall apply. The proceedings shall be held in the County of Washington or Multnomah, Oregon, U.S.A. under the auspices of the AAA or the International Chamber of Commerce, whichever is applicable. As a minimum set of rules in the arbitration, the Parties agree as follows:

              5. The arbitration shall be held by single arbitrator mutually acceptable to both parties. If the parties cannot agree on a single arbitrator within thirty (30) days from the date written demand is made, each Party shall identify one independent individual who shall meet to appoint a single arbitrator. If an arbitrator still cannot be agreed upon within an additional thirty (30) days, one shall be appointed by the AAA or ICC as applicable. The arbitrator shall be knowledgeable regarding the Internet hosting or data services industries.

                     (a) Prior to a final award, the parties shall equally bear the costs and fees of the arbitration and each party shall bear its own legal expenses. The Parties agree that a court reporter will record the arbitration proceedings and that the reporter's record will be the agreed transcript of the proceedings. Prior to a final award, the parties will share the expenses of this reporter.

                     (b) The arbitrator shall specify the basis for his/her decision, the basis for the damages award and a breakdown of the damages awarded, and the basis of any other remedy authorized under this Agreement. The decision of the arbitrator shall be considered as a final and binding resolution of the disagreement, shall not be subject to appeal and may be entered as a judgment in any court of competent jurisdiction located in Washington or Multnomah County, Oregon, U.S.A.

                     (c)    Any  arbitration   proceeding   hereunder  shall  be
                            conducted on a confidential basis.

                     (d) The parties shall agree upon what, if any, discovery shall be permitted. If the parties cannot agree on the form of discovery within fifteen (15) days after the appointment of the Arbitrator, then there shall be neither discovery nor the issuance of subpoenas. In no event, however, shall any such discovery take more than three months.

                     (e) The duty of the parties to arbitrate any dispute within the scope of this Section shall survive the expiration or termination of this Agreement for any reason. The parties specifically agree-that any action must be brought, if at all, within two (2) years from the accrual of the cause of action.

                     (f) The discretion of the arbitrator to fashion remedies shall be limited as stated in this Agreement, and shall exclude any right to award a remedy based on implied rights under the Agreement.

       OTHER CLAIMS. Any action to enforce an arbitrator's decision, award, order, or judgment, or any claim which is beyond the scope of this arbitration provision, shall be submitted by any affected party to a court of competent jurisdiction located in Washington or Multnomah County, Oregon, U.S.A., and each party hereby agrees to jurisdiction and venue in the courts of the State of Oregon for all such disputes and litigation arising under or relating to this Agreement. Otherwise, neither Party shall sue the other where the basis of the suit is within the scope of this arbitration provision.

       GOVERNING LAW. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware and the federal courts located in Delaware, without regard to principles of conflict of laws. Furthermore, the parties agree that the terms of The U.N. Convention on Contracts for the International Sale of Goods do not apply to this Agreement.

       ATTORNEYS' FEES. In the event of any dispute or arbitration hereunder, the prevailing party shall be entitle to recover its costs and disbursements incurred, together with reasonable attorneys' fees to be fixed by the arbitrator or court at trial or on appeal.

MISCELLANEOUS.

       NOTICE. Unless otherwise stated herein, all notices under this Agreement shall be written and shall be delivered by hand, post, fax, or email (with contemporaneous delivery by one of the foregoing means) to the persons and at the addresses as set forth below and shall be deemed given upon transmission in the case of fax or email or otherwise upon delivery. Either party may change its address for receipt of notice to the other party by delivering written notice of such change pursuant to this Section.

If to Intel:                             With a copy to:
Dado Vrsalovic President                 General Counsel
Intel Online Services, Inc.              Intel Corporation
Mailstop: MP3-10l                        2200 Mission College Blvd.
2051 Mission College Blvd.               Santa Clara, CA 95052-8119
Santa Clara, CA 95054                    Attn: Intel Online Services Legal


If to Customer:
Mark Matossian, VP Finance
1409 Chapin Aye, 2nd Floor
Burlingame, CA 94010

       INVALIDITY. The invalidity or unenforceability for any reason of any provision of this Agreement shall not prejudice or affect the validity or enforceability of its other provisions.

       CUMULATIVE REMEDIES. Except as otherwise expressly provided in this Agreement or an attachment, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

       ASSIGNMENT. Neither party may assign any of its rights, obligations, or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other.

       Notwithstanding the foregoing, upon notice to the other party, Intel may assign or delegate its rights and obligations under this Agreement to one or more of its affiliates under common control or ownership, and either party may assign all of its rights and obligations under this Agreement to a successor entity as part of a merger, sale, or consolidation involving transfer of all or substantially all of the party's stock or assets, provided that the assignee or successor entity agrees to be bound by the terms of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective officers, directors, employees, successors, and assigns.

       HEADINGS. The headings to the Agreement provisions are for reference only and shall not affect their interpretation.

       INDEPENDENT CONTRACTOR. The parties hereto are independent contractors. Nothing in this Agreement will be construed to make the parties partners or joint venturers or to make either party liable for the obligations, acts or activities of the other.

       NO THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are intended solely for the benefit of Customer and Intel and its suppliers and shall create no rights or obligations enforceable by any other party unless such beneficiaries are expressly set forth in a Schedule hereto.

       ENTIRE AGREEMENT; AMENDMENT. This Agreement, including each Exhibit, constitutes the entire agreement between the parties with respect to matters contained herein, and all prior or contemporaneous agreements and negotiations with respect to those matters are superseded by this Agreement. No waiver of any breach or default shall constitute a waiver of any subsequent breach or default. Any changes to this Agreement, or any additional or different terms in Customer's purchase orders, acknowledgments or other documents, will not be effective unless expressly agreed to in writing by the party against whom enforcement is sought.

       COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed when all parties have executed and delivered an identical counterpart to the other party, notwithstanding that all signatures may not appear on the same counterpart.

       Please sign below to indicate your understanding and-acceptance of the terms of this Agreement.

Atomica, Inc.                             INTEL ONLINE SERVICES, INC.

By:                                       By:
   ------------------------------------      -----------------------------------
   Print Name:                               Print Name:
   Title:                                    Title:

Date:                                     Date:

           EXHIBIT A -- SERVICES SELECTED AND LIST OF SERVICE FEATURES

              AppChoice(SM) Managed Hosting Service Feature Summary

       AppChoice3M Managed Hosting is a managed service provided by Intel Online Services for a customer's e-commerce solution. The AppChoice managed service is available for Web, Database and General application hosting service platforms.

       Each AppChoice customer will be provided the following service features as a part of the basic service offering when the solution is in the Go Live period. The Go Live period follows Production and means that the solution is available through the public Internet to customers.

1.     BACKUP AND RECOVERY

       (a) Backup of operating system and application partition on a daily basis with retention of 8 versions of the backed up system image for up to 180 days. Additional backups on demand available for an extra charge. Note: open or locked files will not be backed up. Backup performance is not guaranteed due to varied customer hardware, software, system load and data set characteristics.

       (b) 2 on demand recoveries from backup per month for the operating system and application partition (database recoveries charged separately). Additional recoveries available for an additional charge. Full customer system restores will require the customer to re-load the operating system before Intel can re-install the backup application and restore customer data. Open file backups and system image restores are not performed as part of the standard service.

       (c)    Backup Status Report

2.     Monitoring

       (a) 24x7x52 monitoring of critical points of failure for basic managed infrastructure through Intel's Command Center. Extended Application Monitoring may be added for an additional charge. Please see your Customer Alert and Response Process for a detailed list of monitors.

       (b) Customer notification via email, or text pager, or voicemail, or text pager, or telephonically as specified by Customer when disk utilization, memory usage, or processor usage exceed standard thresholds defined by Customer, OR in between Customer notification via email, or text pager, or telephonic and voicemail when customer's hosting service platform availability is interrupted.

       (c) Five Extended Application Monitoring automated Type A alert responses per month. Additional Type A and Type C responses available for a separate charge.

       (d)    Online Server and Service Summary Report

3.     REMOTE SYSTEM ACCESS

       (a) Five Client to LAN VPN accounts included. Additional bundles of 5 accounts and LAN to LAN accounts available for an extra charge.

       (b) 24x7 administration of privileged and emergency remote access to the service platform. Support for 8 privileged or emergency access requests per month. Privileged remote access includes system image capture to enable rollback capabilities. Additional access requests will be charged on a per request basis.

4.     SOLUTION MANAGEMENT AND MAINTENANCE

       (a) Initial set up and configuration of customer server solution. Customers may purchase optional Quick Server Build services to guarantee that servers will be ready for the Production Period within 5 business days of execution of the Master Customer Agreement or. Service Order. Certain restrictions apply.

       (b) Performance proven hardware and software platforms that are validated and fully -integrated into Intel's service support environment. NT and Unix and Linux) solutions available on Dell PowerEdge and Sun Enterprise servers. Customers may load customer provided applications on Intel's managed web, database or general hosting service platform.

       (c) Primary and secondary hosting for up to two DNS domains per server (up to 100 lines each).

       (d)    Allocation of two IP addresses per server.

       (e) 24x7 post-production Go Live support. Technical Account Manager support available 8axn-Spm local time M-F with 24x7 support for Urgent change requests. A Daily Incident Report will also be included to summarize all events surrounding your solution.

       (f) Customer Change Management - five customer-initiated change request points (1 point equals 1 hour of change request service) per month included. Additional requests will be subject to additional charges based on High or Urgent priority level.

       (g)    Regularly  scheduled   maintenance  for  critical  software  patch
              updates, system configuration and hardware repair or replacement. Customer scheduled maintenance window available upon request.

       (h) Access to "Intel(R) Online Services Customer Care Portal" and customer specific information. Includes two Administrator accounts and five User accounts per customer.

       (i)    Optional Remote Assistance Services available for a charge.

       The following service features will also be included for specific types of AppChoice hosting service platforms:

5.     WEB HOSTING SERVICE PLATFORMS

       (a)    Load balancing.

       (b)    Daily access to raw web activity log files.

       (c) Customer notification via email, or text pager, or telephonic or voicemail when web service availability is interrupted.

       (d) Optional web usage reporting service available-for an additional charge.

6.     DATABASE HOSTING SERVICE PLATFORMS

       (a) Transaction logs dumped to local disk every 4 hours. Daily incremental and weekly full database backups to disk with 30 days retention for full versions and 7 days for incremental versions and logs.

       (b) Customer notification via email, or text pager, or telephonic or voicemail when database service availability is interrupted.

       (c) Optional database recovery service available for an additional charge.

7.     GENERAL APPLICATION HOSTING SERVICE PLATFORMS

       Customer notification via email, or text pager, or telephonic or voicemail when OS availability is interrupted.

SERVICE MODIFICATIONS TO SUPPORT THE PRODUCTION PERIOD

       The AppChoice Managed services will be modified as follows throughout the Production period. "Production" is the period of time between hand off of the solution architecture to the Customer by Intel (hardware, OS and managed applications integrated into the AppChoice service infrastructure) and Go Live. During Production Customers will load content and Customer provided applications to ready the solution for availability to their customers through the Internet. Customers are responsible for testing their application code during this time.

              1. Customer support provided during normal business hours Monday through Friday 8am to 5pm data center local time, excluding holidays. Support includes: assistance ( to customers loading content and applications, troubleshooting of Intel Online Services solution platform and infrastructure, VPN installation/troubleshooting, reboots to power cycle servers and account creation. If-escalation is required outside of normal business hours, it will be attended to the next business day. After hours support is available for an additional charge with at least 24 hours advanced notice to the Customer Integration Manager.

              2. Working with the Customer, Intel will define a quality assurance plan that will be implemented prior to the customer going live, Customer may grant Intel permission to conduct potentially intrusive quality assurance testing that can be customized based on the Customer's requirements.

              3. Intel will provide a full back up of the solution prior to hand off to the Customer for Production. All subsequent incremental back ups will be provided at the customer's request (not to exceed one per day) until the daily backup schedule commences with Go Live. Additional backups on demand available for an incremental charge.

              4. During-Production a reduced set of Foundation monitors will be enabled until Go Live Unless the Customer requests otherwise during integration. Please see your Customer Alert and Response Process for-a detailed list of monitors.

              5. Remote Assistance services are available for an incremental charge.

              6. The standard configuration is for public IP ports to be closed. Public access to the customer's website may be made available at the customer's request for testing.

              7. The Production period will be no longer than 2 months. Extended Production support is available for an additional charge.

APPCHOICE(SM) COLOCATION HOSTING SERVICE FEATURE SUMMARY

       Intel Online Services (Intel) provides AppChoiceTM Colocation Hosting services ("Colocation Hosting") to enable customers to choose from a variety of service components to create a customized and flexible service offering on Intel or customer provided hardware. Networking services are available to all Colocation Hosting customers and are described in a separate Network Services Service Feature Summary. Under Colocation Hosting, customers have the option to supplement basic network, power and physical security services with optional management services that can be purchased to provide a more comprehensive management solution and enable .a migration into a fully managed environment if desired by the customer.

       Each Colocation Hosting customer will be provided the -following basic service features:

              1.     Cabinets/Racks

                     o  Rack external dimensions are 78"H x 39"D x 24GW.

                     o Racks are fitted with cabinets and have an internal 19" width with solid roof and sides, as well as front and rear doors that allow for key or combination locks. A single shelf and lock are included. Cables enter cabinets from the floor.

              2.     Suites

                     o Available in a secured area enclosed by removable walls capable of holding up to 32 racks.

                     o  Customized  power  and  network   configuration   within
                        suites.

                     o  Suites may contain  customer racks, or Intel may provide
                        customers   with  standard  racks  with  power  failover
                        switching at an additional cost.

              3.     Power

                     o Power feeds for server cabinets from different power distribution units. Voltage varies by location.

                     o Cabinets have 2 redundant power feeds, 2 circuits from one distribution, and 2 circuits from -another (for a total of 40A of redundant power for U.S. sites). Two additional redundant power feeds are available to accommodate future needs.

              4.     Internet Services

                     o Primary hosting for one DNS domain per server (up to 100 lines each).

                     o  Allocation of two IP addresses per server.

              5.     Network

                     o  Fixed  rate  and   burstable   bandwidth   options   are
                        available. Corresponding network services are described in more detail in the Network Service Feature Summary.

              6.     Facility Security

                     o Colocation Hosting customer servers are housed in locked cabinets.

                     o  Internet  data  centers  include  person-traps  and card
                        reader   access   to   Colocation   areas   as  well  as
                        surveillance cameras to provide physical security.

                     o No unescorted customer access to Colocation areas is allowed.

              7.     Reporting

                     o Access to "Intel(R) Online Services Customer Care Portal"' and customer specific information. Includes two Administrator accounts and five User accounts per customer. Includes the Network Bandwidth and Daily Incident report as standard. Backup Status and Online Web Usage reporting will be available when the associated optional managed service is purchased.

       EACH COLOCATION HOSTING CUSTOMER MAY-CHOOSE FROM THE FOLLOWING OPTIONAL SERVICES TO SUPPLEMENT THEIR BASIC COLOCATION HOSTING SERVICES:

1.     PROVISIONING SERVICES

       Intel will offer a monthly lease option for the following items.

       POWER ENHANCEMENT OPTION -- APC UNIT

       o Power fail over switching device on racks connected to redundant feeds. Automatic fail over from one power feed to the other in the event of power failure in one of the power feeds.

       SERVERS

       o Provisioning of the complete hardware platform consisting of a server, power strip(s), and APC power switch -(if the above power enhancement option is purchased).

       o Repair and replacement, if necessary, for complete hardware platform consisting of server, power strip(s), and APC power switch (if the above power enhancement option is purchased).

       Supported  Platforms  (confirm  availability  with  local  Internet  Data
       Center):

       Intel Architecture                Sun Architecture

       Dell 2450/1550                    Sun Netra T1, Solaris 7

       Dell 6350                         Sun E420 Dual CPU Server, Solaris 2.6

       PV200 for external storage        Sun E420 Quad CPU Server, Solaris 2
                                         Sun StorEdge Al000

       o Requires written authorization from customer to Intel for physical and logical access to maintained servers.

       o  All service calls must be routed through Intel call center.

       NETWORK EQUIPMENT

       o Intel will provision the specified networking equipment and make it available to the customer. Intel retains ownership of the equipment.

       o The customer will install, configure and maintain the equipment. Professional Services may be purchased for assistance if needed.

       o Intel will provision the specified software license and maintenance agreement and make the software available to the customer for installation and configuration. Intel retains ownership of the software licenses and accompanying maintenance agreements.

       o Professional Services may be purchased for Intel to install or configure the software on the provisioned hardware or customer provided platform prior to customer use. Installation of the suites will be based on customer configuration requirements and billable by-the hour.

2.     INSTALLATION SERVICES TO ACCOMPANY PROVISIONED SERVER HARDWARE

       o  Installation of servers in the customer's Colocation cabinet.

       o Crash Cart for use in installation, hardware service or otherwise at the customer's request.

       o Hardware installed in the customer's Colocation cabinet in accordance with Intel's racking and installation procedures. Hardware connection to power risers and power on included. If specified on the Provisioned Colocation Order Form, hardware will be placed as close as possible to the customer's requested position in the racks.

       o Customer may install add-in cards into available extension slots, but assumes full responsibility for the cards and their impact on the hardware and software platform.

3.     SUPPLEMENTAL INTEGRATION SERVICES

       o In rack keyboard, video screen, mouse, KVM switch, monitor shelf, and keyboard tray are offered for additional charges.

       o Professional Services to assist with installation, configuration, backup/recovery solution design, change management, production or account management of your Colocation solution are available with 24 hours advanced notice for an additional charge.

4.     OPERATING SYSTEM ADMINISTRATION SERVICES

       For qualifying customers, Intel will provide the following services for an additional monthly charge. Professional services may supplement these services and will be billed by the hour.

       o Initial configuration: Intel will prepare and implement an OS build plan based on the Customer's configuration requirements and written approval.

       o Intel will notify the Customer when patches are available for their operating system and will negotiate an upgrade time during a Customer or Data Center Maintenance Window if the customer desires the upgrade.

       o Maintenance services: Daily (or periodic) health checks of the system, and notification and/or remediation of items that are out of Customer and vendor defined specifications.

5.     MONITORING -- BASIC AND EXTENDED APPLICATION

       o 24x7x52 monitoring of critical points of failure for basic infrastructure through Intel's Command Center. Included Server, Service and Critical URL monitoring plus Ping (where enabled) through a public IP address. Extended -Application Monitoring may be added for an additional charge. Please see your Customer Alert and Response Process for a detailed list of monitors.

       o Customer notification via email, or text pager, or telephonic or voicemail, as specified by customer, when web service-availability is interrupted.

       o  Server and Service Summary Report will be provided.

6.     BACKUP AND RECOVERY SERVICES

       o Backup of operating system and application partition on a daily basis with retention of 8 versions of the backed up system image for up to 180 days. Note: open or locked files will not be backed up. Backup performance is not guaranteed due to varied customer hardware, software, system load and data set characteristics.

       o Backup Status Report available through the Intel(R)Online Services Customer Care Portal.

       o Database backup and recovery can be provided through Professional Services. Intel can assist with the design of the backup and recovery strategy as well as provide the backup/recovery services on demand or on a regular schedule.

       o Additional backups on demand, system recoveries, extended version maintenance and extended retention are also available for an additional charge at the customer's request. Full customer system image restores will require the customer to re-load the operating system before. Intel can re-Install the backup application and restore customer data. Open file backups and system image restores are not performed as part of the standard service.

       o  Offsite tape storage is available for an additional- charge.

7.     CUSTOMER POD FIREWALL SERVICES

       o Intel will configure a Customer Pod Firewall in the Customer's Colocation environment. Services to customize the Firewall to a specific customer requirement can be provided as an optional service.

       o The firewall services provides extended protection for customer systems, Including the following features:

       o Access control lists (ACLS) for a single customer IP address, implemented on the external facing routers.

       o  IOS provided firewall maintenance.

       o A strong set of default ACLs, allowing only http (port 80) and https (port 443).

       o IOS management of the ACLS within the firewall with the allowance for customers to change ACLs for an additional fee.

       o The customer pod firewall service provides the features listed above. While firewalls provide a degree of protection for customer systems, this service does not imply a guarantee of security.

8.     LOAD BALANCING

       o Load balancing equipment with initial configuration assistance is available. Dedicated options are available.

       o Global Server Load Balancing services will be provided based on the customer's request and specific configuration requirements.

9.     TAPE MEDIA MANAGEMENT

       o Backup tape media services using a customer-provided or provisioned tape backup unit located within the customer's cabinet.

       o Daily (once per day) placement of designated customer backup tape in tape drive in accordance with agreed upon tape replacement schedule.

       o  Customer provides required number of tapes.

       o For customers who provide cleaning tapes and an associated cleaning schedule, Intel will manage the cleaning in accordance with the customer's schedule.

10.    REMOTE HANDS SERVICES

       Performed outside the scope of standard Intel support when customers cannot be present to execute tasks. Customer must explain Remote Hands activity to Intel personnel. Examples of Remote Hands activities include:

       o  Simple file transfers between directories;

       o  Execution of customer designed application scripts;

       o Plugging and unplugging equipment, or accessories such as keyboard, monitor or mouse;

       o Rebooting of servers, which is 24x7 boot, reboot or power-down of customer servers with a 45 minute response time. Multiple customer requests per day are included to resolve one and the same specific anomaly. Persistent or daily requests are performed at an extra charge. A reboot means power cycling the system (power off, wait 15 seconds, power on).

                  SCALABLE DATA STORAGE SERVICE FEATURE SUMMARY

       Scalable Data Storage is a managed service provided by Intel Online Services to meet the high-availability large storage needs of customers desiring complete e-commerce solutions. The Scalable Data Storage managed service is offered with selected Co-location, Dedicated Managed, and AppChoice(TM) Managed service platforms.

       Each Scalable Data Storage customer will be provided the following service features as a part of the basic service offering:

1.     MONITORING

       24x7x52 monitoring of critical points of failure for basic managed storage infrastructure through Intel's Command Center.

       (a)    Proactive monitoring and replacement of infrastructure components.

       (b)    Platform Management and Maintenance.

       (c)    Initial  setup  and   configuration  of  the  customer's   storage
              solution.

       (d) Port pair connectivity between servers and Scalable Data Storage service.

       (e) Expanded or emergency storage capacity upon request under the terms of the Scalable Data Storage Service Level Agreement.

       (f) Regularly scheduled maintenance for storage related critical software patch updates, system configuration and hardware repair or replacement. Regularly scheduled maintenance times will be available upon request.

       IN ADDITION, THE FOLLOWING SERVICE FEATURES OF SCALABLE DATA STORAGE ARE OFFERED WHEN INTEL PROVIDES A CUSTOMER WITH DEDICATED MANAGED OR APPCHOICE(TM) MANAGED SERVICES:

2.     BACKUP AND RECOVERY

       Backup and Recovery services as set forth in the Dedicated Managed Service Feature Summary or the AppChoice(TM) Managed Service Feature Summary.

       (a)    Additional Platform Management and Maintenance.

       (b) Auto failover and i/O load balancing when not in failover provided through port pair connectivity arid software installed on the client server.

       (c)    Monitoring   and  response  to  failover  or  to   degradation  in
              performance of the storage solution-due component failure.

                        NETWORK SERVICES FEATURE SUMMARY

         Network Services includes Internet access, NSP loop access to non-IOS facilities, monitoring of the network, remote administration and geographical load balancing. Every Intel Online Services (Intel) customer, regardless of service level, must utilize Network Services.

1.     INTERNET ACCESS

       Dedicated internet connectivity from Intel's Internet Data Center to the public Internet based on a number of configurations supported by IOS.

       (a) 24x7x52 Internet connectivity at predetermined bandwidth levels on terms set out in the-Network Services Service Level Agreement.

       (b)    Online bandwidth usage reports.

       (c) VPN access over the Internet configured for client to LAN and LAN to LAN connections.

2.     REMOTE ADMINISTRATION

       Remote administration configured for dial access, ISDN, frame relay or private line.

3.     NSP CROSS CONNECT

       Customer connections to external central offices of local phone companies providing access to alternative Internet service providers via Intel's managed OC-48 fiber optic ring.

       (a) Service provided at DS-1, DS-3 or OC-3 levels, as requested by customer.

4.     NETWORK MONITORING

       24x7x52   monitoring   of  critical   points  of  failure  for   Internet
       connectivity through Intel's Command Center.

5.     GEOGRAPHIC SERVER LOAD BALANCING

       Allows Internet traffic to be re-directed from the server storing content to another server at a closer location based on the DNS of the end user customer.

       (a) Provides complete web server failover In the event an entire Internet Data Center becomes non-operational. Web traffic can be rerouted to other operating web servers.

                   END USER ASSURANCE SERVICE FEATURE SUMMARY

       End User Assurance (ETJA) is a collection of tools and reports, which provide detailed analysis of Internet Health, site performance, and end user experience data across systems end-to-end.

       EUA consists of the following service components:

1.     WW INTERNET HEALTH REPORTS

       24x7x52 monitoring of near real-time Internet performance health by demographic/geographic criteria. The customer chooses from primary or secondary reporting domains for each geographic region from each of the data center locations.

       (a)    IOS Data Center Location:

              o  Santa Clara, California

              o  Chantilly, Virginia

              o  Reading, England

              o  Tokyo, Japan

       (b)    Target Geographies

              o  NAM -- North America, South America

                    o  Primary & Secondary targets

              o  EMEA -- Europe. Middle East, Africa

                    o  Primary & Secondary targets

              o  APAC -- Asia Pacific, Asia

                    o  Primary & Secondary targets

2.     SITE PERFORMANCE ANALYSIS REPORTS

       24x7x52 monitoring of near real-time site performance.

       (a)    Performance as measured with the following criteria:

              o  Site Traffic

              o  Average packet delay & packet loss

              o  URL connect time

              o  Transfer Rate

              o  Fraction of URL errors

3.     ADVANCED LOG ANALYSIS -- TIME TAKEN PARETO REPORTS

       24x7x52 monitoring of end user experience data. Performance results as measured and sorted with the following criteria:

              o  Time Taken Pareto

              o  Client IP Report -

              o  HITP Method Used

              o  Requested URL

              o  HTTP Status Code

              o  Win32 Status

              o  HTTP Version

              o  Referrer

4.     REPORT & LOG STORAGE

       24x7x52 available storage and retrieval of EUA reports. ALA/Time Taken Pareto reports are- stored -at no charge for 14 months.

       (a)    File types stored:

              o  Time Taken Pareto Report storage

              o  Raw Log file storage

       (b)    Raw Log file storage methods:

              o Fixed size capacity in 100MB increments. Old report data is deleted to make room for new report data not to exceed capacity limits

              o Unlimited data storage. Amount billed determined by average disk space consumed over 30 day period.

5.     PROFESSIONAL CONSULTING SERVICES

       Professional consulting services are provided-by Intel staff on a by-request basis. A scope of work interview and time/cost estimate are provided for customer review.

                          EXHIBIT B - APPLICABLE SLA'S

                     AppChoice(SM) Managed Hosting Services
                             Service Level Agreement

       This Service Level Agreement ("SLA") shall apply to all -AppChoice5M Managed Hosting Services and shall be effective between Intel Online Services, Inc. ("Intel") and the Customer identified in the Master Customer Agreement to which -this SLA is attached. This SLA shall be subject to the terms and conditions of the Master Customer Agreement, and all defined terms -shall have the meaning set forth in the Master Customer Agreement unless separately defined in this SLA.

       Intel warrants to the Customer that it will provide the Services according to the service guarantees in this SLA for the applicable Service.

1.     GENERAL TERMS AND DEFINITIONS

       APPCHOICE(SM) PLATFORM. The AppChoice(SM) Platform is the hardware and software platform on which the AppChoiceSM Managed Hosting Services run.

       CHECK POINTING. Check Pointing is a feature of AppChoice(SM) Managed Hosting Services that provides a mechanism for rollback of the Customers system to a known state in the, event that problems occur after the Customer receives and exercises remote access rights. Upon valid request Intel will perform a designated back up prior to exercise of remote access rights. Upon closure of remote access, Intel will have the ability to restore the back up data set if required by the Customer. If the Customer accesses the platform through Emergency Privileged Remote Access or requests a back up recovery outside of the Check Pointing feature, recovery will be initiated from the last known valid back up.

       REMOTE ACCESS. Upon valid request Intel will grant the Customer remote access (via PC Anywhere for Microsoft NT based systems and SSH 1.0 for Solaris based systems and Linux) also referred to as root level access.

       FOUNDATION MONITORING AND RESPONSE. All AppChoice(SM) Managed Hosting Services Customers will receive a set of Foundation Monitors and corresponding data center responses to manage critical events. The Foundation Monitors comprise the basic set of monitors required to manage the hardware, operating system and applications included with the service platform, the network and service availability. When an event alert is triggered via a monitor that requires a data center response from Intel ("critical event"), Intel will provide an appropriate Event Response predetermined jointly by Intel and the Customer.

       EXTENDED APPLICATION MONITORING AND RESPONSE. Extended Application Monitoring is a feature of AppChoice(SM) Managed Hosting Services that provides additional monitoring capabilities beyond the Customer's Foundation Monitors and manages the resultant event responses. When an event alert is triggered via a monitor, Intel will provide an appropriate Event Response that has been pre-determined by the Customer. Customers may choose Event Responses that are informational only (Type A), or that require a critical event data center response from Intel (Type C).

       Intel will document and maintain all Foundation Monitors, Extended Application Monitors and associated Event Responses for each Customer in a Customer Alert and Response Process document.

       DESCRIPTION OF BUILD, PRODUCTION AND GO LIVE PERIODS. "Build" is the period- of time between execution of the Master Customer Agreement and hand off by Intel to the Customer of the contracted servers with hardware, OS and managed -applications integrated into the AppChoice8M service infrastructure. Build does-not start until Intel has confirmed receipt of an executed original Master Customer Agreement or Service Order signed by authorized representatives. Master Customer Agreements may be received by hard copy or facsimile and Service Order may be received in accordance with guidelines lined to their dollar amount. Build may be restarted in the event a Service Order modifying the Master Customer Agreement or the original Service Order is executed. "Production" is the period of time between hand off of the solution architecture to the Customer by Intel Online Services (Build complete) and Go Live. During Production Customers will load content and Customer provided applications to ready those solutions for availability to their clients through the public Internet. The "Go Live" period commences when the Customer's solutions are available to clients through the Internet.

       SERVICE INCIDENT CREDIT. A Service Incident Credit is a credit in a fixed amount given for failure to meet a defined service quality guarantee. The amount of the credit is determined by the individual service guarantee. After -the second failure to meet the guarantee, the Intel Technical Account Manager will provide the Customer with a written action plan to ensure adequate resolution of the issue. Failure to meet different service guarantees may result in the award of multiple Service Incident Credits.

       MAXIMUM TOTAL CREDIT. The Maximum Total Credit means the combined total Service Incident Credits and Outage Event Credits that a Customer may receive in a single billing period. The Maximum Total Credit will not exceed the total of six (6) months of the Customer's total invoice for any given twelve (12) month billing period. Notwithstanding anything herein to the contrary, the overall Maximum Total Credits paid by Intel under this Agreement shall never exceed amounts paid Intel by Customer Credits will be applied only to the month in which the applicable outage event or service incident occurred, and -Customers will not be eligible to receive credits for any service components provided free of charge during the billing period.

APPCHOICE(SM) MANAGED HOSTING SERVICES SLA

RESPONSE TIME WARRANTY

       BACK UP ON DEMAND. Intel will initiate a designated backup within 15 minutes of receiving a valid Customer request or within 15 minutes of a scheduled initiation time. The time to complete the backup will vary by Customer solution and data set. No more than 50GB of data will be backed up in a given backup window.

       Failure to meet this guarantee of backup initiation will result in a Service Incident Credit of $500.

       REMOTE ACCESS. Customers requiring system changes to an AppChoice(SM) Platform will follow change management procedures designated by Intel for requesting privileged remote access and Check Pointing. Customer may also request emergency privileged remote access to expedite Customer's access to the system. If a Customer requests emergency privileged remote access, Intel will grant remote access rights without a Check Pointing back up.

       PRIVILEGED REMOTE ACCESS. If a Customer requests privileged remote access, Intel will call the designated Customer contact within 15 minutes of completion of a successful back up with notification that privileged remote access has been granted. A Service Incident Credit of $500 will be granted if Intel fails to meet this guarantee on two separate occasions during a single month.

       EMERGENCY PRIVILEGED REMOTE ACCESS. If a Customer requests emergency privileged remote access, Intel will call the designated Customer contact with notification that emergency privileged remote access has been granted within 15 minutes of receiving a valid Customer request.

       Failure to meet this guarantee will result in a Service Incident Credit of $500.

       BACK UP RECOVERY. If a Customer requires restoration of a data set, Intel will initiate a recovery from backup within a guaranteed time. This initiation time period will be based upon the length of time between the recovery date arid the date of the data set. The times are:

       o  8 days: recovery will be initiated within 2 hours

       o  >8 days to 30 days: recovery will be initiated within 4 hours

       o  >30 days: recovery will be initiated within 24 hours

       Failure to meet this guarantee will result in a Service Incident Credit of $1000.

       ENABLE/DISABLE MONITORS. Intel will disable or enable a Customer's Foundation and Extended Application Monitors within 15 minutes of receiving a valid Customer request or within 15 minutes of a scheduled initiation time-.

       Failure to meet this guarantee will result in a Service Incident Credit of $500.

       EVENT RESPONSES. Intel guarantees that Event Responses will be initiated within agreed to timeframes when applicable under the Customer Alert and Response Process document.

       Failure to meet one or more of these Event Response time guarantees will result in a Service Incident Credit of $500.

       TROUBLE TICKET OPENING. A trouble ticket will be opened within 15 minutes of a critical system event (Type C or Foundation monitor alert). A Customer support engineer will be assigned to the ticket and an Intel call center representative will attempt to call the designated Customer contact within 15 minutes of receipt of the trouble ticket to acknowledge the assignment.

       Failure to open a customer  requested  ticket,  Intel to credit  customer
       $500.

       EMAIL, OR TEXT PAGER, OR TELEPHONIC OR VOICEMAIL NOTIFICATION. An informational alert by email, or text pager, or telephonic and/or voicemail notifying the Customer will be sent to an email, text pager, telephonic and voicemail service purchased by the Customer and identified by the Customer for receipt of such alerts within 5 minutes of an event alert. For critical event (Type C or Foundation monitor alert), Intel will send an additional operational alert by email, or text pager, or telephonic or voicemail containing event information and the trouble ticket ID within 15 minutes of the opening of a trouble ticket.

       Intel will not assume responsibility for the receipt of any email, or text pager, or telephonic and/or voicemail alert or page as the delivery system is not under the control of Intel. The NOC will document all alerts transmitted to Customer.

       Failure to meet this guarantee will result in a Service Incident Credit of $500.

       HARDWARE REPAIR/REPLACEMENT. Intel will grant a Service Incident Credit in the amount of $500 in the event that Intel fails to initiate hardware repair or replacement activities within 30 minutes of identification of a failed hardware component under the exclusive control of Intel.

       REMOTE ASSISTANCE SERVICES. As a part of the APPChoice(SM) Managed Hosting Services, Customers have the option to purchase Remote Assistance Services on an as-needed basis. Intel will assign a technician and will call the designated Customer contact within 2 hours of receiving a valid Customer request for Remote Assistance Services offered by Intel. Customers are responsible for submitting requests to Intel within the scope of Remote Assistance Services agreed to by the Customer and Intel.

       Failure to meet this guarantee will result in a Service Incident Credit of $500.

       QUICK SERVER BUILD INTEGRATION SERVICES. For an incremental charge, the Customer can select Quick Server Build Integration Services for Build. For Customers who meet Quick Server Build requirements as outlined by Intel in supporting collateral, Intel will build the Customer's servers and-turn them over for acceptance testing and Production within 5 business days of the start of Build. The built servers will be delivered in accordance with the External Implementation Plan that is agreed upon between Intel and the Customer prior to executing the Master Customer Agreement.

       If Intel does not meet the 5-business day guarantee, a credit will be given that is equal to a percentage of the installation set-up fees that are unique to servers that Quick Server Build services were applied to. The percentage of set up fees to be credited is as follows:

       o  <=5 day Quick Server Build delivery -- Service level met

       o  6 day Quick Server Build delivery -- 25% set up fee credit

       o  7-10 day Quick Server Build delivery -- 50% set up fee credit

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


       o  >10 day Quick Server Build delivery -- 75% set up fee credit

       GOOD STANDING. Credit will not be given for events occurring during any period in which the Customer's account has a past due balance or the Customer is otherwise in breach of the Master Customer Agreement, without consent of Intel.

       Network Service Provider or Internet Outages

       o Credit will not be given for outages resulting from network service provider outages or Internet outages resulting from failures outside the explicit control of Intel. Examples of these types of outages include: Corruption in Internet route Information within a Tier I Internet route server environment;

       o Major connectivity failures within or between Tier I Internet service providers;

       o Corruption in Internet route information at any public or private exchange point;

       o  Corruption of root level DNS services.

       o  Intel is required to maintain multiple (more than one) network service
          provider   connections  and  reroute   internet   connectivity  to  an
          available, functioning connection.

       CUSTOMER CONDUCT, CUSTOMER-INITIATED OUTAGES & CUSTOMER CODE. Credit will not be given for events resulting from conduct of Customer, including (I) negligence of Customer, (ii) a failure--or malfunction resulting from scripts, applications, equipment, or services provided by Customer, (iii) outages initiated by Intel at the request or direction of Customer for maintenance, back up, or other purposes, (iv) outages occurring as a result of any actions taken by Intel at the request or direction of Customer, e.g., arising from a request for Remote Assistance Services. For purposes of clarification, Customer will be solely responsible for any incident or service failure, and any negative impact on server availability or performance, due to errant or incorrectly designed or written application or scripted code provided by the Customer, including but not limited to any such application or code downloaded, locally loaded, or Introduced by any other means to Intel web serving, database, or monitoring infrastructure or any other infrastructure or Services provided by Intel. Intel will be released from any and all SLA warranties and remedies associated with any such incident or service failure. This limitation shall apply, without limitation, to any application or scripted code that contains bugs, errors in logic, or that yields unpredictable or negative affects on Intel basic or extended web serving, database, or monitoring infrastructure platforms or any other infrastructure or Services provided by Intel. It is-the Customer's responsibility to ensure that all code downloaded, locally loaded, or otherwise introduced by Customer is fully tested in accordance with generally accepted programming practices.

       SECURITY SHUT-DOWNS. Credit will not be given for any events resulting from a Services interruption or shut down due-to circumstances reasonably believed by Intel to be a significant threat to the normal operation of the Services, the Intel facility, or access to or integrity of customer data (e.g., hacker or virus attack). In the event of such an interruption or shutdown, Intel will return Services to normal operation as soon as reasonably possible.

RIGHT OF TERMINATION

       Customer may request termination under the discretionary termination provisions of the Master Customer Agreement if the Customer experiences a serious service interruption for two (2) consecutive billing periods, or for three (3) non-consecutive billing periods during any twelve (12) month period. Credits for missing the Quick Turn SLA does not apply to this discretionary termination option.

                    APPCHOICE(SM) COLOCATION HOSTING SERVICES
                             SERVICE LEVEL AGREEMENT

       This Service Level Agreement ("SLA") shall be effective between Intel Online Services, Inc. ("Intel") and the Customer identified in the Master Customer Agreement to which this SLA is attached. This SLA shall apply to AppChoice Colocation Hosting Services purchased by the Customer that are listed in the Customer's Master Customer Agreement under the Exhibit C Fee Schedule. This SLA is supplemented by the separate Network Services SLA and shall be subject to the terms and conditions of the Master Customer Agreement, and -all defined terms shall have the meaning set forth in the Master Customer Agreement unless separately defined in this SLA.

       Intel warrants to the Customer that it will provide the Services according to the service guarantees in this SLA for the applicable Service.

1.     GENERAL TERMS AND DEFINITIONS

1.1    SERVICE PLATFORM

       The Service Platform is the hardware and software platform on which the AppChoice Managed Colocation Hosting Services run.

1.2    BASIC MONITORING AND RESPONSE

       All AppChoice Colocation Hosting Services Customers will receive a set of Basic Monitors and corresponding data center responses to manage critical events. The Basic Monitors comprise the set of monitors required to manage network and service availability. When an event alert is triggered via a monitor that requires a data center response from Intel ("critical event"), Intel will provide an appropriate Event Response predetermined by Intel and documented in the Customer's Customer Alert and Response Process.

1.3    EXTENDED APPLICATION MONITORING AND RESPONSE

       Extended Application Monitoring is an AppChoice Colocation Hosting Service option (for a fee) that provides additional monitoring capabilities beyond the Customer's Basic Monitors and manages the resultant event responses. When an event alert is triggered via a monitor, Intel will provide art appropriate Event Response that has been pre-determined -by the Customer. Customers may choose Event Responses that are informational only (Type A), or that require a critical event data center response from Intel (Type C).

       Intel will document and maintain all Basic Monitors, Extended Application Monitors and associated Event Responses for each Customer in a Customer Alert and Response Process document.

1.4    SERVICE INCIDENT CREDIT

       A Service Incident Credit Is a credit in a fixed amount given for failure to meet a defined service quality guarantee. The amount of the credit is determined by-the individual service guarantee.. After the second failure to meet the guarantee, the Technical Account Manager will provide the Customer with a written action plan to ensure adequate resolution of the issue. Failure to meet different service guarantees may result in the award of-multiple Service Incident Credits.

1.5    AFFECTED SOLUTION ENVIRONMENT

       The Affected Solution Environment is defined as the service component or group of service components for which normal operation is interrupted as a result of an associated service failure. For instance, in the event of a Data Center Facilities Availability failure, the Affected Solution Environment may include one or more Colocation cabinets, depending on the extent of the SLA failure.

1.6    OUTAGE EVENT CREDIT

       Intel provides service center infrastructure system components for the Customers hosting solution. In the event that a complete failure of service center infrastructure and system components under the exclusive control of Intel continue s for more than 5 minutes and less than 1 hour within one-hour time period. Intel will provide 1 day of credit. If an outage event or services of intermittent outage events continues for longer than 1 hour, Intel will provide one additional day of credit for each additional hour of outage up to the amount of the Maximum Outage Event Credit for the affected Solution Environment. The actual credit amount will be daily pro-rated portion of the invoiced amount for the Affected Solution Environment based on a 30-day billing period. Customers will not be eligible to receive multiple Outage Event Credits for the same service component or invoice the item as a result of multiple service failures or outage events occurring during the same period of time.

1.7    MAXIMUM OUTAGE EVENT CREDIT

       The Maximum Outage Event Credit means the total Outage Event Credits that a Customer may receive in a single billing period.

1.8    MAXIMUM TOTAL CREDIT

       The Maximum Total Credit means the combined total Service Incident Credits and Outage Event Credits that a Customer may receive in a single billing period. The Maximum Total Credit will not exceed the total of six (6) months of the Customers total invoice for any given twelve (12) month billing period. Notwithstanding anything herein to the contrary the overall Maximum Total Credits paid by Intel under this Agreement shall never exceed amounts paid Intel by Customer. Credits will be applied only to the month in which the applicable outage event or service incident occurred and Customers will not be eligible to receive credits for any service components provided free of charge during the billing period.

2.     APPCHOICE COLOCATION HOSTING SERVICES SLA

2.1    DATA CENTER POWER AVAILABILITY

       Intel will provide AC power that will be active 100% of the time. An Outage Event Credit will be provided in the event that the power supply in a Colocation cabinet fails to provide nominal 110VAC power.

       The following guarantees will apply if the Customer has purchased the associated service as listed on Exhibit C of the Master Customer Agreement or on a signed Service Order. Some services have a monthly recurring fee while others are only charged to the Customer when used (usage based).

2.2    BACKUP AND RECOVERY

       2.2.1  Back Up On Demand

       Intel will initiate a designated back up within 1~ minutes of receiving a valid Customer request or within 15 minutes of a scheduled initiation time. The time to complete the back up will vary by Customer solution end data set. No more than 50GB of data will be backed up in a given backup window.

       Failure to meet this guarantee of back up initiation will result in a Service Incident Credit of $500.

       2.2.2  Back Up Recovery

       If a Customer requires restoration of a data set, Intel will initiate a recovery from back up within a guaranteed time. This initiation time period will be based upon the length of time between the recovery date and the date of the archived data set. The times are:

       o  8 days: recovery will be initiated within 2 hours

       o  >8 days to 30 days: recovery will be initiated within 4 hours

       o  >30 days: recovery will be initiated within 24 hours

       Failure to meet this guarantee will result in a Service Incident Credit of $1000.

2.3    INTEGRATED  MONITORING  AND  RESPONSE  (BASIC  AND  EXTENDED  APPLICATION
       MONITORING)

       2.3.1  Enable/Disable Monitors

       Intel will disable or enable a Customer's Basic Managed Colocation and Extended Application Monitors within 15 minutes of receiving a valid Customer request or within 15 minutes of a scheduled initiation time.

       Failure to meet this guarantee will result in a Service Incident Credit of $500.

       2.3.2  Event Responses

       Intel guarantees that Event Responses will be initiated within agreed to timeframes when applicable under the Customer Alert and Response Process document. The NOC will document alt alerts transmitted to Customer.

       Failure to meet one or more of these Event Response time or documentation guarantees will result in a Service Incident Credit of $500.

              2.3.2.1  Trouble Ticket Opening

       A trouble ticket will be opened within 15 minutes of a critical system event (Type C or Basic Managed Colocation monitor alert). A Customer support engineer will be assigned to the ticket and an Intel call center representative will attempt to call the designated Customer contact within 15 minutes of receipt of the trouble ticket to acknowledge the assignment.

       Failure to meet this guarantee will result in a Service Incident Credit of $500.

              2.3.2.2 Email, or Text Pager, Telephonic or Voicemail, or Text Pager Notification

       An informational alert by email, or text pager, or telephonic and/or voicemail notifying the Customer will be sent to -an email, text pager, telephonic and voicemail service purchased by the Customer and identified by the Customer for receipt of such alerts within 5 minutes of an event alert. For critical event (Type C or Foundation monitor alert), Intel wilt send an additional operational alert by email, or text pager, or telephonic or voicemail containing event information and the trouble ticket ID within 15 minutes of the opening of a trouble ticket.

       Intel will not assume responsibility for the receipt of any email, or text pager, or telephonic and/or voicemail alert or page as the delivery system is not under the control of Intel. The NOC will document all alerts transmitted to Customer.

2.4    SERVICES - REPAIR/REPLACEMENT

       Intel will grant a Service Incident Credit in the amount of $500 in the event that Intel fails to initiate hardware repair or replacement activities within 30 minutes of identification of a failed hardware component that is covered by the Managed Colocation Server Hardware Maintenance Service.

2.5    REMOTE ASSISTANCE SERVICES

       Customers have the option to purchase Remote Assistance Services on an as-needed basis. Intel will assign a technician and will call the designated Customer contact within 2 hours of receiving a valid Customer request for Remote Assistance Services offered by Intel.. Customers are responsible for submitting requests to Intel within the scope of Remote Assistance Services agreed to in writing by the Customer and Intel.

       Failure to meet this guarantee will result in a Service Incident Credit of $500.

3.     ADDITIONAL WARRANTY LIMITATIONS

3.1    SCHEDULED MAINTENANCE

       No outage credit shall be given- for outages resulting from Intel scheduled maintenance activities, not to exceed fifteen (15) minutes. Outages due to scheduled maintenance in excess of fifteen (15) minutes in will result in an outage credit unless both parties agreed on the extension of the fifteen (15) minute maintenance activity.

       All scheduled maintenance activities that could -impact multiple customers simultaneously will occur during a regularly reserved Data Center Maintenance Window (DCMW). Intel will provide the Customer with advanced notification of the maintenance activity. The DCMW is specific to the data center in which the Customer's servers reside.

       All scheduled maintenance activities that could impact single customers will occur during a Customer specified Customer Maintenance Window (CMW) with notification provided to the Customer in advance. The Customer will specify the exact CMW time period during integration.

3.2    REQUESTING REMEDIES

       All requests for remedies must be submitted to Intel within 10 days of the event giving rise to the request or within 10 days of when Customer becomes aware of the event, whichever is later. A description of the event-must be submitted with the request for remedy. The description should include the time of the event, duration, any diagnostics information substantiating the event, and identification of the Affected Solution -Environment. If the Affected Solution Environment includes a combination of Services, the Customer must include in the request for credit an illustration of how the Services are Inter-dependent.

       Intel will validate the information provided by Customer against Intel internal records. - If Intel determines in its reasonable judgment that the Customer is entitled, to the requested remedy, Intel will credit the Customer's account as provided in this SLA. Intel will respond to all requests for remedies within 30 days of submission.

3.3    GOOD STANDING

       Credit will not be given for events occurring during any period in which the Customer's account has a past due balance or the Customer is otherwise in breach of the Master Customer Agreement, unless agreed by Intel in advance.

3.4    NETWORK SERVICE PROVIDER OR INTERNET OUTAGES

       Credit will not be given for outages resulting from network service provider outages or Internet outages resulting from failures outside the explicit control of Intel. Examples of these types of outages include:

       o Corruption in Internet route information within a Tier 1 Internet route server environment;

       o Major connectivity failures within or between Tier 1 Internet service providers;

       o Corruption in Internet route information at any public or private exchange point;

       o  Corruption of root level DNS services;

       o Intel is- required to maintain multiple (more than one) network service provider connections and reroute internet connectivity to an available, functioning connection.

3.5    CUSTOMER CONDUCT, CUSTOMER-INITIATED OUTAGES & CUSTOMER CODE

       Credit will not be given for events resulting from conduct of Customer, including (i) negligence of Customer, (ii) a failure or malfunction resulting from scripts, applications, equipment, or services provided by Customer, (iii) outages initiated by Intel at the request or direction of Customer for maintenance, back up, or other purposes, (iv) outages occurring as a result of any actions taken by Intel at the request or direction of Customer, e.g., arising from a request for Remote Assistance Services. For purposes of clarification, Customer will be solely responsible for any incident or service failure, and any negative impact on server availability or performance, due to errant or incorrectly designed or written application or scripted code provided by the
       Customer, Including but not limited to any such application ~r code downloaded, locally loaded, or introduced by any other means to Intel web serving, database, or monitoring infrastructure or any other infrastructure or Services provided by Intel. Intel will be released from any and all SLA warranties and remedies associated with any such incident or service failure. This limitation shall apply, without limitation, to any application or scripted code that contains bugs, errors in logic, or that yields unpredictable or negative affects on Intel basic or extended web serving, database, or monitoring infrastructure platforms or any other infrastructure or Services provided by Intel. It is the Customers responsibility to ensure that all code downloaded, locally loaded, or otherwise Introduced by Customer is fully tested in accordance with generally accepted programming practices.

3.6    SECURITY SHUT-DOWNS

       Credit will not be given for any events resulting from a Services interruption or shut down due to circumstances reasonably believed by Intel to be a significant threat to the normal operation of the Services, the Intel facility, or access to or integrity of customer data (e.g., hacker or virus attack). In the event of such an interruption or shutdown, Intel will return Services to normal operation as soon as reasonably possible.

4.     RIGHT OF TERMINATION

       Customer-may request termination under the discretionary termination provisions of the Master Customer Agreement if the Customer experiences a serious service interruption for two (2) consecutive billing periods, or for three (3) non-consecutive billing periods during any twelve (12) month period. Credits for missing the Quick Turn SLA does not apply to this discretionary termination option.

                         SCALABLE DATA STORAGE SERVICES
                             SERVICE LEVEL AGREEMENT

       This Service Level Agreement ("SLA") shall apply to all Scalable Data Storage Services and shall be effective between Intel Online Services, Inc. ("Intel") and the Customer identified in the Master Customer Agreement to which this SLA is attached. This SLA shall be subject to the terms and conditions of the Master Customer Agreement, and all defined terms shall have the meaning set forth in the Master Customer Agreement unless separately defined in this SLA.

       Intel warrants to the Customer that it will provide the Services according to the service guarantees in this SLA for the applicable Services.

5.     SCALABLE DATA STORAGE SERVICES SLA

       STORAGE AVAILABILITY. Intel Scalable Data Storage Services are managed services and are designed to be integrated solutions, and as such Intel will provide 100% availability for the Services. An Outage Event Credit will be granted for any period of time during which the Intel storage solution is not available to the Customer's attached solution environment. The storage solution is considered to be available if it is capable of storing data content and delivering data content upon request to the Customer's attached servers.

       In the event of a service failure affecting one or more attached servers or the availability of Network Services, an Outage Event Credit will be granted for the related components of the storage solution only if:

       o the Customer is entitled to an Outage Event Credit for the primary service failure, and

       o the Affected Solution Environment for the primary service failure includes the related storage solution components.

       No Outage Event Credit will be given for outages resulting from failure of fibre channel cards, SCSI controllers, storage management software, or-other related components installed on attached colocation servers or otherwise under the management or control of Customer.

       STORAGE SCALABILITY. Intel and the Customer will cooperate to forecast storage needs on a quarterly basis. Customer requirements of ITB raw or more per forecast quarter will require Customer commitments in advance to purchase the capacity in that quarter. Intel will also provide storage capacity beyond forecasted needs (in 285/100/108 GB raw increments which varies by data center) according to the following terms:

       o The Customer may request up to 576/500/540 GB raw of additional storage capacity per calendar quarter beyond forecasted needs, and Intel will provide such capacity within ten (10) days;

       o The Customer may request 288/200/216 GB raw of additional storage capacity per calendar quarter on an emergency basis, and Intel will provide such emergency capacity within forty-eight (48) hours;

       o Any other increases in storage capacity beyond the committed forecast by the Customer will be subject to standard industry lead times as reasonably determined by Intel.

       Failure to provide additional storage capacity within the timeframes described above will result in a Service Incident Credit of $500.

       BACKUP & RECOVERY. If the Customer requires restoration of a dataset, Intel wilt initiate a recovery from backup within a guaranteed time. This initiation time period will be based upon the length of time between the recovery date and the date of the dataset being restored. The times are:

       o  <8 days: recovery will be initiated within 2 hours

       o  8 to 30 days: recovery will be initiated within 4 hours

       o  >30 days: recovery will be initiated within 24 hours

       Failure to meet this guarantee will result in a Service Incident Credit of$ 1000.

       Backups will be performed at standard intervals designated by Intel unless the Customer elects otherwise and chooses a premium backup/restore solution. The time to complete the backup will vary by Customer solution type and dataset.

       SERVICE WARNING: If the Customer specifically declines backup services or is a Co-location Customer, no backup of Customer data will be performed and Intel will not be able to perform any recovery or other restoration of a backup dataset. Accordingly, the service guarantee in this Section 1.3 will not be applicable. A Customer who declines backup services or is a Co-location Customer acknowledges that there is an increased risk of permanent loss of data due to data corruption or a storage solution component failure. Those Customers will be solely responsible for expenses, losses or liabilities resulting from such loss of data or component failure, and Intel will be released from any SLA warranties and remedies associated with such an incident.

WARRANTY LIMITATIONS AND DEFINITIONS

       AFFECTED SOLUTION ENVIRONMENT. The Affected Solution Environment is defined as the service component or group of service components for which normal operation is interrupted as a result of an associated service failure. For instance, the Affected Solution Environment may include one or more Co-Location, -Application Choice, or Dedicated Managed Server platforms depending on the extent of the SLA failure.

       OUTAGE EVENT CREDIT. An Outage Event Credit is a credit provided in the event that a stated availability service level commitment is not met for an Affected Solution Environment. Intel will provide one (1) day of credit for each single outage event greater than 5 minutes and less than (1) hour with or each series of intermittent outage events less than 5 minutes occurring within a one-hour period. If an outage event or series of-intermittent outage events-continues for longer than one (1) hour, Intel will provide one (1) additional day of credit for each additional hour of outage, up to the amount of the Maximum Outage Event Credit for the Affected Solution Environment. The actual credit amount will be the daily pro-rated portion of the invoiced amount for the Affected Solution Environment based on a 30-day billing period. Customers will not be eligible to receive multiple Outage Event Credits for the same service component or invoice line item as a result of multiple service failures or outage events occurring during the same period of time.

       MAXIMUM OUTAGE EVENT CREDIT. The Maximum Outage Event Credit means the total Outage Event Credits that a Customer may receive in a single billing period.

       SERVICE INCIDENT CREDIT. A Service Incident Credit is a credit in a fixed amount given for failure to meet a defined service quality guarantee. The amount of the credit is determined by the individual service guarantee.

       Failure to meet different service guarantees may result in the award of multiple Service Incident Credits.

       MAXIMUM TOTAL CREDIT. The Maximum Total Credit means the combined total Service Incident Credits and Outage Event Credits that a Customer may receive in a single billing period. The Maximum Total Credit will not exceed the total of six (6) months of the Customer's total Invoice for any given twelve (12) month billing period. Notwithstanding anything herein to the contrary, the overall Maximum Total Credits paid by Intel under this Agreement shall never exceed amounts paid Intel by Customer. Credits will be applied only to the month in which the applicable outage event or service incident occurred, and Customers will not be eligible to receive credits for any service components provided free of charge during the billing period.

       SCHEDULED MAINTENANCE. No outage credit shall be given for outages resulting from Intel scheduled maintenance activities, not to exceed fifteen (15) minutes. Outages due to scheduled maintenance in excess of fifteen (15) minutes in will result in an outage credit unless both parties agreed on the extension of the fifteen (15) minute maintenance activity.

       All scheduled maintenance activities that could impact multiple customers simultaneously will occur during a regularly reserved Data Center Maintenance Window - (DCMW). Intel will provide the Customer with advanced notification of the maintenance activity. The DCMW is specific to the data center in which the Customer's servers reside.

       All scheduled maintenance activities that could impact single customers will occur during a Customer specified Customer Maintenance Window (CMW) with notification provided to the Customer in advance. The Customer will specify the exact CMW time period during integration.

       REQUESTING REMEDIES. All requests for remedies must be submitted to Intel within 10 days of the event giving rise to the request or within 10 days of when Customer becomes aware of the event, whichever is later, A description of-the event must be submitted with the request for remedy. The description should include the time of the event, duration, any diagnostics information substantiating the event, and identification of the Affected Solution Environment, If the Affected Solution Environment includes a combination of services, the Customer must include in the request for credit an illustration of how the services are inter-dependent.

       Intel will validate the information provided by the Customer against Intel internal records. If Intel determines in its reasonable judgment that the Customer is entitled to the requested remedy, Intel will credit the Customer's account as provided in this SLA. Intel will respond to all requests for remedies within 30 days of submission.

       GOOD STANDING. Credit will not be given for events occurring during any period in which the Customer's account has a past due balance or the Customer is otherwise in breach of the Master Customer Agreement, unless agreed by Intel in advance.

       CUSTOMER CONDUCT, CUSTOMER-INITIATED OUTAGES & CUSTOMER CODE. Credit will not be given for events resulting from conduct of the Customer, including (i) negligence of the Customer, (ii) a failure or malfunction resulting from scripts, applications, equipment, or services provided by the Customer, (iii) -outages -initiated by Intel at the request or direction of the Customer for maintenance, back up, or other purposes, (iv) outages occurring as a result of arty actions taken by Intel at the request or direction of the Customer, e.g., arising from a request for Remote Assistance Services. For purposes of clarification, the Customer will be solely responsible for any incident or service failure, and any negative impact on server availability or performance, due to errant or incorrectly designed or written application or scripted code provided by the Customer, including but not limited to any such application or code downloaded, locally loaded, or introduced by any other means to Intel web serving, database, or monitoring infrastructure or any other infrastructure or Services provided by Intel. Intel will be released from any arid all SLA warranties and remedies associated with any such incident or service failure. This limitation shall apply, without limitation, to any application or, scripted code that contains bugs, errors in logic, or that yields unpredictable or negative effects on Intel basic or extended web serving, database, or monitoring infrastructure platforms or any other infrastructure or services provided by Intel. It is the Customer's responsibility to ensure that all code downloaded, locally loaded, or otherwise introduced by Customer is fully tested in accordance with generally accepted programming practices.

       SECURITY SHUT-DOWNS. Credit will not be given for any events resulting from an interruption or shut down of the Services due to circumstances reasonably believed by Intel to be a significant threat to the normal operation of the Services, the Intel facility, or access to or integrity of customer data (e.g., hacker or virus attack). In the event of such an interruption or shutdown, Intel will return Services to normal operation as soon as reasonably possible.

RIGHT OF TERMINATION

       Customer may request termination under the discretionary termination provisions of the Master Customer Agreement if the Customer experiences a serious service interruption for two (2) consecutive billing periods, or for three (3) non-consecutive billing periods during any twelve (12) month period. Credits for missing the Quick Turn SLA does not apply to this discretionary termination option.

                                NETWORK SERVICES
                             SERVICE LEVEL AGREEMENT

       This Service Level Agreement ("SLA") shall apply to all Network Services and shall be effective between Intel Online Services, Inc. ("Intel") and the Customer identified in the Master Customer Agreement to which this SLA is attached. This SLA shall be subject to the terms and conditions of the Master Customer Agreement, and all defined terms shall have the meaning set forth in the Master Customer Agreement unless separately defined in this SLA.

       Intel warrants to Customer that it will provide the Services according to the service guarantees in this SLA for the applicable Service.

1.     NETWORK SERVICES SLA

       INTERNET  AVAILABILITY.  Intel data  centers  provide  high  availability
Internet connectivity for our Customers' solution environments. For Internet connectivity services, an Outage Event Credit will be granted for any period of time during which the Intel IP network is not available to the Customer's solution environment or any period of time during which the Intel network is not reachable from the Internet, resulting in the inability of Customer's solution environment to deliver content to a user on the Internet.

ADDITIONAL WARRANTY LIMITATIONS AND DEFINITIONS -

       AFFECTED SOLUTION ENVIRONMENT. The Affected Solution Environment is defined as the service component or group of service components for which normal operation is interrupted as a result of an associated service failure. For instance, the Affected Solution Environment may include one or more Co-Location, Application Choice, or Dedicated Managed Server platforms depending on the extent of the SLA failure.

       OUTAGE EVENT CREDIT. An Outage Event Credit is a credit provided in the event that a stated availability service level commitment is not met for an Affected Solution Environment. Intel will provide one (1) day of credit for each single outage event greater than 5 minutes and less than (1) hour with or each series of intermittent outage events less than 5 minutes occurring within a one-hour period. If an outage event or series of intermittent outage events continues for longer than one (1) hour, Intel will provide one (1) additional day of credit for each additional hour of outage, up to the amount of the Maximum Outage Event Credit for the Affected Solution Environment. The actual credit amount will be the daily pro-rated portion of the invoiced amount for the Affected Solution Environment based on a 30-day billing period. Customers will not be eligible to receive multiple Outage Event Credits for the same service component or invoice line item as a result of multiple service failures or outage events occurring during the same period of time.

       MAXIMUM OUTAGE EVENT CREDIT. The Maximum Outage Event Credit means the total Outage Event Credits that a Customer may receive in a single billing period.

       MAXIMUM TOTAL CREDIT. The Maximum Total Credit means the combined total Service Incident Credits and Outage Event Credits that a Customer may receive in a single billing period. The Maximum Total Credit will not exceed the total of six (6) months of the

       Customer's total invoice for any given twelve (12) month billing period. Notwithstanding anything herein to the contrary, the overall Maximum
       Total Credits paid by Intel Under this Agreement shall never exceed amounts paid Intel by Customer. Credits will be applied only to the month in which the applicable outage event or service incident occurred, and Customers will not be eligible to receive credits for any service components provided free of charge during the billing period.

       SCHEDULED MAINTENANCE. No outage credit shall be given for outages resulting from Intel scheduled maintenance activities, not to exceed fifteen (15) minutes. Outages due to scheduled maintenance in excess of fifteen (15) -minutes in will result in an outage credit unless both parties agreed on the extension Of the fifteen (15) minute maintenance activity.

       All scheduled maintenance activities that could impact multiple customers simultaneously will occur during a regularly reserved Data Center Maintenance Window (DCMW). Intel will provide the Customer with advanced notification of the maintenance activity. The DCMW is specific to the data center in -which the Customer's servers reside.

       All scheduled maintenance activities that could impact single customers will occur during a Customer specified Customer Maintenance Window (CMW) with notification provided to the Customer in advance. The Customer will specify the exact CMW time period during integration.

       REQUESTING REMEDIES. All requests for remedies must be submitted to Intel within 10 days of the event giving rise to the request or within 10 days of when Customer becomes aware of the event, whichever is later. A description of the event must be submitted with the request for remedy. The description should include the time of the event, duration, any diagnostics information substantiating the event) and identification of the Affected Solution Environment. If the Affected Solution Environment includes a combination of Services, the Customer must include in the request for credit an illustration of how the Services are inter-dependent.

       Intel will validate the information provided by Customer against Intel internal records. If Intel determines in its reasonable judgment that the Customer is entitled to the requested remedy, Intel will credit the Customer's account as provided in -this SLA. Intel will respond to all requests for remedies within 30 days of submission.

       GOOD STANDING. Credit will not be given for events occurring during any period in which the Customer's account has a past due balance or the Customer is otherwise in breach of the Master Customer Agreement, unless agreed by Intel in-advance.

       NETWORK SERVICE PROVIDER OR INTERNET OUTAGES. Credit will not be given for outages resulting from network service provider outages or Internet outages resulting from failures outside the explicit control of Intel. Examples of these types of outages include:

       o Corruption in Internet route information within a Tier 1 Internet route server environment;

       o Major connectivity failures within or between Tier 1 Internet service providers;

       o Corruption in Internet route information at any public or private exchange point;

       o  Corruption of root level DNS services.

       o  Intel is required to maintain multiple (more than one) network service
          provider   connections  and  reroute   internet   connectivity  to  an
          available, functioning connection.

       CUSTOMER CONDUCT, CUSTOMER-INITIATED OUTAGES & CUSTOMER CODE. Credit will not be given for events resulting from conduct of Customer, including (i) negligence of Customer, (ii) a failure or malfunction resulting from scripts, applications, equipment, or services provided by Customer, (iii) outages initiated by Intel -at the request or direction of Customer for maintenance, back up, or other purposes, (iv) outages occurring as a result of any actions taken by Intel at the request or direction of Customer, e.g., arising from a request for Remote Assistance Services. For purposes of clarification, Customer will be solely responsible for any incident or service failure, and any negative impact on server availability or performance, due to errant or incorrectly designed or written application or scripted code provided by the Customer, including but not limited to any such application or code downloaded, locally loaded, or introduced by-any other means to Intel web serving, database, or monitoring infrastructure or any other infrastructure or Services provided by Intel. Intel will be released from any and all SLA warranties and remedies associated with any such incident or service failure. This limitation shall apply, without limitation, to any application or scripted code that contains bugs, errors in logic, or that yields unpredictable or negative affects on Intel basic or extended web serving, database, or monitoring infrastructure platforms or any other infrastructure or Services provided by Intel. It is the Customer's responsibility to ensure that all code downloaded, locally -loaded, or otherwise introduced -by Customer is fully tested in accordance with generally accepted programming practices.

SECURITY SHUT-DOWNS.

       Credit will not be given for any events resulting from a Services interruption or shut down due to circumstances reasonably believed by Intel to be a significant threat to the normal operation of the Services, the Intel facility, or access to or integrity of customer data (e.g., hacker or virus attack). In the event of such an interruption or shutdown, Intel will return Services to normal operation as soon as reasonably possible.

RIGHT OF TERMINATION.

Customer may request termination under the discretionary termination provisions of the Master Customer Agreement if the Customer experiences a serious service interruption for two (2) consecutive billing periods, or for three (3) non-consecutive billing periods during any twelve (12) month period. Credits for missing the Quick Turn SLA does not apply to this discretionary termination option.

                                    EXHIBIT B
                                 PRICE SCHEDULE
                                   (ATTACHED)

                            EXHIBIT C -- FEE SCHEDULE

Pricing proposal for Atomica
Offer valid for 30 days from November 5, 2001
Prices are budgetary and subject to change due to final customer requirements and service offerings

---------------------------------------------------------------------------------------------------------------------------
                                                                               Usage or
                                                         Set-up    Monthly     One Time                Extended    Extended
                                                 Fee     Fee per   Fee per     Fee per                 One Time    Monthly
AppChoice Managed Heating Service-Web           Metric     Unit      Unit        Unit      Quality       Fee        Fee
---------------------------------------------------------------------------------------------------------------------------
----------- ------------------- ------------- ---------- -------- ---------- ----------- ----------- ------------ ---------
001-        AppChoice web        Oval          Server     $310     $1,457                 8           $7,440       $11,656
1175585     platform using       __________
            Intel Architecture-  __________
            based 2-way Server   __________
            with Apache &
            RedHat Linux
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                               Usage or
                                                         Set-up    Monthly     One Time                Extended    Extended
                                                 Fee     Fee per   Fee per     Fee per                 One Time    Monthly
Colocation Services                             Metric     Unit      Unit        Unit      Quality       Fee        Fee
---------------------------------------------------------------------------------------------------------------------------
--------------------------------------------- ---------- -------- ---------- ----------- ----------- ------------ ---------
001-51-     Colocation cabinet   __________    Cabinet    $1,500   $800                   1           $1,500       $800
50756                            __________
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                               Usage or
                                                         Set-up    Monthly     One Time                Extended    Extended
                                                 Fee     Fee per   Fee per     Fee per                 One Time    Monthly
Network Service-Burst                           Metric     Unit      Unit        Unit      Quality       Fee        Fee
---------------------------------------------------------------------------------------------------------------------------
----------- ------------------- ------------- ---------- -------- ---------- ----------- ----------- ------------ ---------
001-41-      Burstable           __________    Base       $900     $960                   1           $900         $960
34774        Internet access     __________    Offering
             with 2 Mbps min
             and 19 Mbps max
             usage
----------- ------------------- ------------- ---------- -------- ---------- ----------- ----------- ------------ ---------
             Incremental                       Mbps                           $1,100      Reference   Reference
             Mbps used for
             2/10 burstable
             internet access
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                               Usage or
                                                         Set-up    Monthly     One Time                Extended    Extended
                                                 Fee     Fee per   Fee per     Fee per                 One Time    Monthly
Network Service-Connectivity Options            Metric     Unit      Unit        Unit      Quality       Fee        Fee
---------------------------------------------------------------------------------------------------------------------------
----------- ------------------- ------------- ---------- -------- ---------- ----------- ----------- ------------ ---------
001-41-      Secured             __________    Cross      $450     $300                   1           $450         $300
04369        connectivity        __________    Connect
             between managed     __________
             hosting and
             colocation
             environment
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                               Usage or
                                                         Set-up    Monthly     One Time                Extended    Extended
                                                 Fee     Fee per   Fee per     Fee per                 One Time    Monthly
Other Service Offerings                         Metric     Unit      Unit        Unit      Quality       Fee        Fee
---------------------------------------------------------------------------------------------------------------------------
----------- ------------------- ------------- ---------- -------- ---------- ----------- ----------- ------------ ---------
             Extended            __________    Monitor    $0       $60                    2           $0           $120
             Monitors - Type     __________
             A response in
             colo
----------- ------------------- ------------- ---------- -------- ---------- ----------- ----------- ------------ ---------
             Daily Backup        __________    Server              $600                   1           $0           $600
                                 __________
---------------------------------------------------------------------------------------------------------------------------

                                              =============================================================================
                                              TOTAL CHARGES SUMMARY

                                              -----------------------------------------------------------------------------
                                              Set-Up Fees Summary                                    Extended Set-Up Fee
                                              ------------------------------------------------------ ----------------------
                                                                     Total Set Up Fees (discounted)            $10,290
                                              ------------------------------------------------------ ----------------------
                                              Monthly Cycle Fees Summary                             Extended Monthly Fee
                                              ------------------------------------------------------ ----------------------
                                                              Total Monthly Cycle Fees (discounted)            $14,426
                                              =============================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                                               Usage or
                                                         Set-up    Monthly     One Time                Extended    Extended
                                                 Fee     Fee per   Fee per     Fee per                 One Time    Monthly
INTEL-SCS Migration Consulting Services         Metric     Unit      Unit        Unit      Quality       Fee        Fee
---------------------------------------------------------------------------------------------------------------------------
----------- ------------------- ------------- ---------- -------- ---------- ----------- ----------- ------------ ---------
             Consulting          __________    Per                            $75,000 -   1                        WAIVED
             Services*           __________    Project                        $125,000
---------------------------------------------------------------------------------------------------------------------------

*Intel Solution Services will require Atomica's commitment to the following items for successful implementation of migrating from Sun to IA.

       - 2 to 5 hour meeting with appropriate Atomica engineering to scope the project.

       -  Engineering   support  for  development  of  the  migration  plan  and
          available as needed for implementation and deployment

       -  Commitment  to services via a mutually  agreed upon  Statement of Work
          (SOW). This document will be produced following the initial scope discovery meeting.

In addition the customer will receive the 1st two months of the contract free of charge.

These prices are fixed for a period of 24 months from the signature date of this contract.

       Continued fee schedule:

       The above pricing, including discounts and/or waiver of fees, is provided to Customer contingent upon Customer completing the full Term of the Agreement (or Service Order if applicable). Unless otherwise expressly provided in this Agreement, if this Agreement (or Service Order) is terminated prior to expiration of the Term for any reason other than breach by Intel, then Customer shall be required, at a minimum and in addition to any other rights and remedies Intel may have, to reimburse Intel for such discounts and/or waiver of fees. -

       The above discounts shall not apply to any additional Services purchased by Customer beyond the Services described in the above configuration (ie. not to a new customer pod). New services or additional services requiring a new customer pod will be at List Pricing.

                                   SCHEDULE C

                     JOINT NONDISCLOSURE AND CONFIDENTIALITY

       The following terms and conditions pertaining to nondisclosure and confidentiality are incorporated into the SAVVIS Master Customer Agreement (the "Agreement") by reference, and contain the entire agreement between SAVVIS and the Customer with respect to such subject matter:

1. In connection with the Agreement, SAVVIS and Customer may find it beneficial to disclosed to the other party information that the disclosing party considers to be either confidential and/or proprietary in nature (the "Information"). Such Information may include, but is not necessarily limited to, business plans, analyses, forecasts, predictions or projections, customer information, technical information, business models, pricing strategies, marketing ideas, sales data, sales projections, financing plans, valuations, capitalization, budgets and other financial information. It is specifically understood and agreed that all Information will be deemed confidential and proprietary.

2. With respect to Information provided in connection with the Agreement, the party to whom the Information Is disclosed shall: (a) maintain the Information in strict confidence; (b) protect the Information with the same degree of care as the receiving party would treat its own confidential information; (c) advise those persons to whom the Information is disclosed of their obligation to maintain the confidentiality of the Information and require any person or entity to whom the Information is disclosed to be bound by the terms and provisions set forth herein; and (d) use the Information only for the purposes described in the recitals hereto, except as may otherwise be agreed upon by the parties in writing.

3. The party to whom the Information is disclosed shall have no obligation to preserve the proprietary nature of any Information which: (a) was previously known to it free of any obligation to keep it confidential; (b) is disclosed to third parties by the disclosing party without restrictions; (c) is or becomes publicly available by other than unauthorized disclosure; (d) is independently developed by it; or (e) subject to the provisions of Section 4 of this Schedule, is required to be disclosed pursuant to a court order or required by any governmental authority or agency, and prompt written notice of such order or requirement is given to the disclosing party.

4. In the event that (he receiving party becomes legally compelled by deposition, interrogatory, request for documents or other similar process or shall be advised by counsel to disclose any of the Information, the receiving party shall provide the disclosing party-with prompt written notice of such requirement, unless such order explicitly excludes such notice, in order to afford the disclosing party (he opportunity to seek an appropriate protective order or other appropriate remedy.

5. No failure or delay by one party-in enforcing its rights hereunder shall operate as a waiver of such right or preclude the exercise of any other or further right, power or privilege hereunder.

6. Upon demand, all Information, together with any notes, analyses or copies thereof, shall immediately be returned to the party requesting the same.

7. The obligations to protect the confidentiality of Information received from the other party shall continue for a period of two (2) years from the date of receipt of such Information and shall survive termination of the Agreement

8. In the event the receiving party commits a breach of, or threatens to commit a breach of its obligations hereunder, the disclosing party shall have the right to seek and obtain all judicial relief (including; but not limited to, injunctive or other equitable relief, and monetary damages, interest and attorney's fees and expenses) as may be ordered or awarded by a court of competent jurisdiction.

                                   SCHEDULE D
                    ADDITIONAL AGREEMENT TERMS AND CONDITIONS

       The following language shall be added to Section 2 of the Agreement:

       "For transitioned (Intel) Services, billing of monthly fees will commence as -of the date that SAVVIS transitions the Services to the SAVVIS helpdesk, as determined by SAVVIS (also a `Billing Commencement Date")."

       "In the event SAVVIS is unable to activate any of the Services due to any reason, delay or Issue caused either directly or indirectly by the Customer or its agents, such Service will be deemed transitioned and SAVVIS shall commence billing when SAVVIS is ready to transition or deliver such Service."

       The-following language shall be added Section 5.1 of the Agreement:

       "Payment shall be made without setoff or demand."

Section 5.1 shall be modified as follows:
"Remit Checks To:                            Remit Wires To:
SAVVIS Communications                        Bank of America
12851 Worldgate Drive                        Richmond, VA
Herndon, Virginia, USA 20170                 ABA #051000017
Attn: SAVVIS Finance, Accounts Receivables   For the Account of SAVVIS
                                             Communications: #004127084675"

       The  following  language  shall be added to and  modify  Section 6 of the
Agreement:

       "For the avoidance of doubt, the transitioned (Intel) Services shall be for a period of 1 year(s) from the Billing Commencement Date for such Services."

       "For any additional/new services, Service Orders, changes, or upgrades ("Addition(s)"), each Addition ordered shall have a minimum term of 1 year(s) commencing from the Billing Commencement Date of the Addition requested, unless otherwise agreed to by the parties. Any Addition extending past the then-current Term of this Agreement shall be completed as If this Agreement remained fully in effect, and this Agreement shall be deemed extended through the termination date of the Addition."

       The  following   language   shall  be  added  to  end  of  Section  9  of
the-Agreement:

       "This indemnity shall be subject to the disclaimers or warranty, limitations of liability, set forth hereunder and the remedies provided for In the SLA which shall be Customer's sole remedy for SAVVIS' breach of the SLA."

       The  following  language-shall  be  added to end of  Section  15.1 of the
Agreement:

       "For bona tide disputes of a monetary nature, either party may submit the dispute to a court of competent jurisdiction in the Commonwealth of Virginia."

       Section 15 shall be modified to the extent as follows:

       "County of Washington or Multnomah, Oregon' shall be deleted and replaced with `District of Columbia"

       Section 15,-4 shall be modified to the extent as follows:

       "State of Delaware' shall be deleted and replaced with "Commonwealth of Virginia"

Notice to SAVVIS in Section 16 shall be modified as follows:

"If to SAVVIS                            With a copy to
SAVVIS Communications Corporation        SAVVIS Communications Corporation
12851 Worldgate Drive                    12851 Worldgate Drive
Herndon, Virginia, USA 20170             Herndon, Virginia, USA 20170
Attn: Finance Department, Controller     Attn: Legal Department, General Counsel

For all cancellation/disconnection, upgrades, or termination notices:

SAVVIS Communications Corporation
12851 Worldgate Drive
Herndon, Virginia, USA 20170
Attn: Client Solutions'

       The  following  provision  shall  be  an  additional   provision  to  the
Agreement:

       "In the event that Customer terminates the Agreement as a result of a business downturn that results in the closing of Customer's business operations, Customer shall be liable for the services provided up to and including the date of termination, any associated costs with. the removal of the equipment and software, and any third party changes that SAVVIS incurs or will incur on the terminated service. Termination shall be effective 30 days from SAVVIS' receipt of such notice."

       Exhibit A-. Feature Summary for Hosting, Section 4 -- Solution Management and Maintenance, Subsection (f) --Customer Change Management, shall be modified as follows:

       "Customer Change Management - five customer-initiated -change request points per month included. Additional requests will be subject to additional charges based on High or Urgent priority level."


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